Exhibit 2

Westpac Banking Corporation ABN 33 007 457 141.

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Westpac First Half 2015 result index 2 Presentation of First Half 2015 Result 3 Investor Discussion Pack of First Half 2015 Result 33 Strategy 34 Overview Performance discipline Service revolution Digital transformation Targeted growth Workforce revolution Sustainable futures 37 38 45 47 50 51 52 Earnings drivers Net interest income Non-interest income Markets and Treasury income Expenses Impairment charges 54 55 63 64 65 68 Asset quality Funding and Liquidity Capital 69 84 88 Divisional summary Westpac RBB St.George BT Financial Group Westpac Institutional Bank Westpac New Zealand Westpac Pacific 95 97 101 105 111 117 123 Economics 124 Appendix and Disclaimer 141

Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results Brian Hartzer Chief Executive Officer Comparison of 1H15 versus 2H14 cash earnings basis (unless otherwise stated)

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Operating divisions delivering, bottom line lower 4 • Solid operating performance, especially retail and business banking • Cash earnings affected by . Derivative adjustments1 . Lower Treasury earnings • Strength a hallmark of the Group • Positive economic outlook but some near-term challenges • Delivering on strategy with increased focus on service 1 In 1H15 changes were made to derivative valuation methodologies, which include the first time adoption of a FVA for derivatives. The impact of these changes resulted in a $122m (pre-tax) or $85m (post tax) charge which reduced non-interest income.

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Headline results 5 1H15 Change 1H15-1H14 Change 1H15-2H14 Cash earnings $3,778m 0% (2%) Cash EPS1 121.3c 0% (2%) Reported NPAT $3,609m 0% (8%) NIM (excl. Treasury and Markets) 2.01% 0bps 0bps Impairment charge to avg. gross loans 11bps (1bp) 0bps Return on equity2 15.8% (67bps) (54bps) Common equity Tier 1 capital ratio3 8.8% (6bps) (21bps) Fully franked interim dividend 93c 3% 1% 1 EPS is cash earnings per weighted average ordinary share. 2 Return on equity is cash earnings divided by average ordinary equity. 3 Common equity Tier 1 capital ratio on an APRA Basel III basis.

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Solid performance across operating divisions 6 Cash earnings ($m) 1H14 2H14 1H15 Operating divisions1 3,671 3,766 3,819 Cash earnings growth 4.0% 2.6% 1.4% Core earnings growth2 1.7% 3.2% 2.2% Group businesses3 101 90 44 Derivative adjustments4 0 0 (85) Total Group 3,772 3,856 3,778 1 Operating divisions (includes all divisions except Group Businesses) before derivative adjustments. 2 Core earnings is net operating income less operating expenses. 3 Group Businesses provide centralised functions, including Treasury. 4 In 1H15 changes were made to derivative valuation methodologies, which include the first time adoption of a FVA for derivatives. The impact of these changes resulted in a $122m (pre-tax) or $85m (post tax) charge which reduced non-interest income.

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Strength a hallmark 7 Common equity Tier 1 capital ratio (%) Stressed assets to TCE2 (%) Stable funding ratio1 (%) Total liquid assets3 ($bn) 2.5 1.4 1.2 1.1 FY11 1H14 2H14 1H15 . 103 127 134 137 FY11 1H14 2H14 1H15 77.0 83.4 83.2 83.2 FY11 1H14 2H14 1H15 7.4 8.8 9.0 8.8 FY11 1H14 2H14 1H15 1 Stable funding ratio is calculated as customer deposits and wholesale funding with residual maturity greater than 12 months and equity and securitisation, as a proportion of total funding. 2 TCE is total committed exposures. 3 Total liquid assets represent cash, interbank deposit and assets eligible for existing repurchase agreements with a central bank.

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Prudent capital management 8 Dividends (cps) 1 $2bn is an estimate and relates to both DRP and DRP underwrite. 2 cps is cents per share. 3 Based on 1 May 2015 price of $36.73 with 1H15 dividend annualised. Common equity Tier 1 capital ratio (%) 7.4 7.7 8.2 8.7 9.1 8.8 9.0 8.8 9.3 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Mar-15 Pro forma after DRP Preferred range 8.75% – 9.25% 80 82 84 86 88 90 92 93 10 10 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 • Strongly capitalised and moving to upper end of preferred range . 1.5% discount applied to DRP market price . Partially underwriting DRP . Adds approximately $2bn1 to capital • 1cps2 rise in dividends . Supported by solid operating performance . Pay-out ratio 75% (ex derivative adjustment) . Considers regulatory uncertainty • Dividend yield3 5.1% Special dividends

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Balancing growth, productivity and return 9 1 RBA financial aggregates, six months to March 2015. 2 APRA Banking Statistics, six months to March 2015. NIM (excl. Treasury and Markets) (%) Mortgages1 and household deposits2 system multiple (x) ROE (%) Expense growth (%) 2.01 2.01 2.01 1H14 2H14 1H15 1.0 1.3 1.0 0.9 1.0 0.9 1H14 2H14 1H15 Household deposits Mortgages 16.5 16.4 15.8 1H14 2H14 1H15 3.3 2.9 1.7 1H14 2H14 1H15

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Consistent growth in retail and business banking cash earnings 10 432 432 441 1H14 2H14 1H15 1,253 1,330 1,350 1H14 2H14 1H15 769 806 837 1H14 2H14 1H15 1 In A$ 1H15 cash earnings $413m (up 4% on 2H14 and 5% on 1H14). Westpac RBB ($m) St.George ($m) Westpac NZ1 ($NZm)

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Steadily building customer franchise 11 1 Refer slide 145 for customer satisfaction details. 2 Refer slide 145 for wealth metrics provider. Total consumer satisfaction1 (%) Customer numbers (#m) Customers with a wealth product2 (%) 83.7 86.6 81.7 83.7 83.0 Mar-13 Mar-14 Mar-15 WRBB SGB Peers 6.1 6.2 6.4 3.2 3.6 3.7 1H13 1H14 1H15 WRBB SGB 9.3 9.8 10.1 21.8 17.1 14.6 19.5 12.3 Mar-13 Mar-14 Mar-15 WRBB SGB Peers

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack 227 235 246 734 792 827 1H14 2H14 1H15 General insurance gross written premiums Life in-force premiums BT growing franchise, although earnings down from insurance claims 12 Insurance premiums ($m) BT cash earnings ($m) Down 2% Up 2% 82 89 103 107 113 125 1H14 2H14 1H15 FUM FUA Up 17% Up 26% Up 8% Up 13% 265 274 291 150 174 131 26 11 29 441 459 451 1H14 2H14 1H15 Funds Management Insurance Capital & other FUM and FUA ($bn)

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Core earnings up 4% Lower WIB earnings impacted by derivative adjustments 13 Cash earnings components ($m) 717 (2) 67 (25) (23) (25) 709 (85) 624 2H14 Net II Non-II Expenses Impairments Tax & NCI 1H15 before derivative adjustments Derivative adjustments 1H15 Lower impairment benefit Down 13% Down 1%

Westpac Banking Corporation ABN 33 007 457 141. Strategy/Outlook Brian Hartzer Chief Executive Officer

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Westpac vision 15 To be one of the world’s great service companies, helping our customers, communities and people to prosper and grow

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Our strategic priorities will deliver for all stakeholders 16 Service Revolution Digital Transformation Performance Discipline Targeted Growth Workforce Revolution One of the World’s Great Service Companies 21st Century Bank Region’s Best Performing Bank Building new Growth Highways Talent Factory Strategic Priorities Indicators ROE above 15% Customer franchise growth Lower expense to income ratio Targeted growth in Asia, wealth and SME Leading employee engagement

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Expectations for operating environment 17 Outlook for Australia remains positive Global economic conditions are mixed In Australian banking - Credit growth modest, housing growing faster than business - Asset quality expected to remain strong - Competition remaining intense, particularly given low interest rates - Considerable regulatory uncertainty - Continuing growth in wealth and insurance markets Economy currently in transition, expect 2015 GDP growth around 2.2% - Expect uneven growth across industry sectors and geographies - Lift in consumer and business confidence will be important

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Well positioned for our third century 18 Drivers of value in good shape, each division has a clear strategy and is performing well Strong balance sheet, actively responding to regulatory uncertainty Service Revolution program well underway, delivering a better experience for customers High quality management team continuing to manage the business in a balanced way Westpac is well positioned to continue building value

Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results Peter King Chief Financial Officer Comparison of 1H15 versus 2H14 cash earnings basis (unless otherwise stated)

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Solid performance before Treasury and derivative adjustments 20 Cash earnings ($m) Income/Expenses ($m) 3,856 59 (73) (32) (32) 3,778 2H14 Operating income Expenses Impairment charges Tax & NCI 1H15 1H14 2H14 1H15 1H15- 1H14 (%) 1H15- 2H14 (%) Total operating income 9,859 9,961 10,020 1.6 0.6 Treasury income 303 170 123 (59.4) (27.6) Derivative adjustments 0 0 (122) n/a n/a All other income 9,556 9,791 10,019 4.8 2.3 Expenses (4,065) (4,181) (4,254) 4.6 1.7 Down 2%

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack $159m drag from infrequent and volatile items 21 2H13 1H14 2H14 1H15 Asset sales (Hastings/Visa shares) 21 30 29 6 Performance fees 43 29 17 25 Group CVA 47 2 (19) (22) Tax matters resolved 0 0 56 0 Derivative adjust. (85) Total cash earnings impact 111 61 83 (76) Cash earnings impact of infrequent/volatile items ($m) Reported profit versus cash earnings ($bn) $159m lower (4.2% cash earnings impact) 3.46 3.62 3.94 3.61 3.56 3.77 3.86 3.78 2H13 1H14 2H14 1H15 Reported profit Cash earnings

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Capital considerations Asset quality a highlight and sector deep dives Expenses tightly managed Disciplined growth/margin outcomes Investor property regulation Areas of interest in result 22 Features of Markets and Treasury income

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Markets customer income higher offset by derivative valuation adjustments1 23 380 389 420 455 84 140 72 147 67 (1) (22) (153) 531 528 470 449 2H13 1H14 2H14 1H15 2H13 1H14 2H14 1H15 2H13 1H14 2H14 1H15 2H13 1H14 2H14 1H15 Customer income Derivative valuation adjustments1 Total 1 Includes charge for methodology changes to derivative adjustments of $122m (pre tax) and CVA of $31m (pre tax) in 1H15. Markets income by component ($m) Market risk related income

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Treasury income lower, substantial rebasing from GFC highs 24 1 FY08 and FY09 based on pro forma cash earnings. Treasury income ($m) 226 306 970 756 618 720 577 473 2.2 2.1 5.8 4.5 3.6 4.0 3.1 2.4 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% 0 100 200 300 400 500 600 700 800 900 1000 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 Treasury income ($m) % of Group income 376 201 303 170 123 1H13 2H13 1H14 2H14 1H15 Historical view Last five halves 1 1

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Sound new lending growth offset by higher run-off 25 1 Includes Private Bank business within BT. 2 Gross loans. 3 Includes WRBB, SGB and BT. 4 Prior period balances have been restated for Working Capital adjustments. 5 Over last 12 months. 6 Includes Australian and offshore balances. Australian mortgage lending1,2 ($bn) Managing investment property lending growth • APRA indicated potential capital requirements if investor property lending growth above 10% benchmark • Based on APRA’s definition, WBC investor property lending currently growing at ~11.5%5 • Adjusting lending criteria to actively manage investor property growth to 10% WIB lending4,6 ($bn) 64.0 66.2 3.4 0.3 0.1 0.1 70.1 1H14 2H14 Corporate & Institutional lending Securitisation & asset finance Trade finance Other 1H15 Up 6% 338.0 351.0 362.8 (23.9) (25.2) 36.9 37.0 1H14 New lending Run-off 2H14 New lending Run-off 1H15 Australian retail business lending2,3,4 ($bn) 80.7 81.9 82.4 9.1 9.1 (7.9) (8.6) 1H14 New lending Run-off 2H14 New lending Run-off 1H15 Up 1% Up 1% Up 3% Up 4%

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack NIM excluding Treasury and Markets well managed 26 Net interest margin (NIM) movement (%) NIM (%) NIM by division (%) 2.01 2.01 2.01 0.10 0.05 0.04 2.11 2.06 (6bps) 5bps 3bps (1bp) (1bp) (1bp) 2.05 1H14 2H14 Assets Customer deposits Term wholesale funding Liquidity costs Capital & other Treasury & Markets 1H15 NIM excl. Treasury & Markets Treasury & Markets impact on NIM 2.17 2.18 2.19 2.12 2.11 2.06 2.05 2.07 2.03 2.06 2.06 2.01 2.01 2.01 1H12 2H12 1H13 2H13 1H14 2H14 1H15 NIM NIM excl. Treasury and Markets 2.33 2.28 2.06 2.36 2.27 2.00 2.36 2.29 1.89 WRBB/SGB NZ WIB 1H14 2H14 1H15 NIM down 1bp NIM excl. Treasury & Markets flat

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Well controlled expenses in 1H15 27 Expense movements ($m) Composition of expense growth per half (%) 1.7 1.5 1.0 1.1 0.6 0.1 1.2 0.6 0.8 0.6 0.9 0.7 2.9 3.3 2.9 1.7 2H13 1H14 2H14 1H15 Operating expenses Amortisation FX Lloyds 4,254 4,065 4,181 144 4,212 19 4,231 23 (113) 1H14 2H14 Operating expenses Productivity benefits 1H15 pre investment Investments 1H15 pre FX FX 1H15 Up 0.6% Up 0.4% Up 0.7%

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Asset quality a highlight 28 0.88 1.30 3.09 3.20 2.48 2.17 1.60 1.37 1.24 1.12 2007 2008 2009 2010 2011 2012 2013 1H14 2H14 1H15 Watchlist & substandard 90 days past due and not impaired Impaired Stressed exposures as a % of TCE Stressed exposure by industry over last 3 halves ($bn) 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 Property & business services Retail lending Wholesale & retail trade Agriculture, forestry & fishing Manufacturing Transport & storage Accommodation, cafes & restaurants Construction Mining Finance & insurance Services Utilities Other 1H15 lower stressed exposure 1H15 higher stressed exposure

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Sector deep dives 29 1 Includes impaired exposures. 2 % of portfolio is to TCE. Mining portfolio Commercial property portfolio Commercial property (TCE) by borrower (%) TCE $11.7bn Lending $7.0bn % of Group TCE 1.28% % of portfolio graded as stressed1,2 3.67% % of portfolio in impaired2 0.97% 44 5 15 12 17 7 Oil and gas Iron ore Other metal ore Coal Mining services Other Mining portfolio (TCE) by sector (%) TCE $64.8bn Lending $50.5bn % of Group TCE 7.11% % of portfolio graded as stressed1,2 1.75% % of portfolio in impaired2 0.80% 43 10 25 22 Exposures <$10m Developers >$10m Investors >$10m Diversified property groups and property trusts >$10m

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Impairments up off a low base, strong provisioning cover 30 Mar-14 Sep-14 Mar-15 Impaired asset provisions to impaired assets (%) 46 45 48 Collectively assessed provisions to credit RWA1 (bps) 97 93 89 Economic overlay ($m) 398 389 387 1 RWA is risk weighted assets. Impairment charge movements ($m) 555 349 335 293 (289) (292)(247)(218) 382 331 371 330 (239) (47) (150) (64) 409 341 309 341 2H13 1H14 2H14 1H15 2H13 1H14 2H14 1H15 2H13 1H14 2H14 1H15 2H13 1H14 2H14 1H15 2H13 1H14 2H14 1H15 New IAPs Write-backs & recoveries Write-offs direct Other movements in collective provisions Total Individually assessed Provisioning cover Collectively assessed Impairment charges to average gross loans (bps) Mar-14 Sep-14 Mar-15 Impairment charges 12 11 11 Impairment charges including interest adjustment 16 15 15

Capital drivers and considerations

Common equity Tier 1 ratio (% and bps)



12.73
Organic
Other items
109
(72)
(7)
(12)
(19)
(14)
(6)
8.97
8.76
Sep-14
Cash earnings
2014 final dividend (net DRP)
RWA movement
Other1
Model changes2
FX translation
Defined benefit pension fund
Mar-15
Mar-15 Internat. Comp.3

Known capital impacts

- RBNZ changes to investment property loans
- Changes in IRRBB calculations
- Adjustment for wealth leverage[4] (Westpac Group not affected)
- Westpac potential sale of certain Pacific Island operations

Other capital reviews with uncertain impact and timing

- Government and APRA response to FSI report
- BCBS[2,5] proposals (Basel IV) announced Dec 2014. Proposed changes to standardised approach for determining Credit RWA and consults on RWA capital floors for advanced banks
- BCBS review of calculation of RWA for traded risk and operational risk

1 Other includes capital deductions. 2 Includes impact of mortgage RWA changes of 22bps and other smaller model changes. 3 Internationally comparable ratio - see slide 92 of 2015 Half Year Presentation and Investor Discussion Pack for reconciliation and explanation. 4 APRA have clarified that holding companies are to be part of the Level 2 Group for regulatory purposes. Transitional arrangements are in place for major banks. 5 BCBS is Basel Committee on Banking Supervision.

31 | Westpac Group Half Year 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Considerations for 2H15 Disciplined growth in housing, business lending, household deposits and wealth to continue Asset competition expected to continue with lower funding and deposit costs helping to offset. Aiming for flat margins excluding Treasury and Markets Productivity benefits expected to continue, largely offsetting business as usual expenses. Higher amortisation in 2H15 Strong balance sheet with leading asset quality. Impairment charges expected to remain low although write-backs likely to reduce All divisions continuing to show good momentum 32

Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results Investor Discussion Pack Comparison of 1H15 versus 2H14 cash earnings basis (unless otherwise stated)

Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results Strategy Comparison of 1H15 versus 2H14 cash earnings basis (unless otherwise stated)

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Our strategic priorities will deliver for all stakeholders 35 Service Revolution Digital Transformation Performance Discipline Targeted Growth Workforce Revolution One of the World’s Great Service Companies 21st Century Bank Region’s Best Performing Bank Building new Growth Highways Talent Factory Strategic Priorities Indicators ROE above 15% Customer franchise growth Lower expense to income ratio Targeted growth in Asia, wealth and SME Leading employee engagement

STRATEGY

Westpac stands for

Service focussed

- Our vision is to be one of the world's great service companies, helping our customers, communities and people to prosper and grow
- Customers at centre of everything we do
- Our people are empowered at every level to deliver a better experience for our customers

Strategically well placed

- No 1 or 2 position across key markets with all divisions well placed
- Diverse portfolio of distinct brands across key markets appealing to a broader customer set
- Enhanced strategic options through portfolio of brands across distribution, marketing and pricing
- Leading Institutional franchise[2]
- Comparative advantages in wealth across systems and products, providing wealth/ insurance to the Group's customers
- New online and mobile platforms rolled out to customers in 2015

Focussed on core markets

- Major Australian bank most focussed on Australia and New Zealand where we have proven ability to add value
- 95% of exposures in Australia/NZ
- Expanding in Asia, connecting customers to the region

Leader in strength

- 'One team' culture managing the business in a disciplined way to build long term value
- CET1 capital ratio at higher end compared to international and Australian peers[1]
- Sector leading asset quality through last significant stress test (global financial crisis)
- High quality portfolio, biased to secured consumer lending
- Provisioning cover at upper end of peers
- Maintained stable funding ratio with high liquidity levels

Global efficiency leader

- Expense to income ratio at lower end of global peers and below average of Australian major banking peers[3]
- Productivity culture has delivered $1.4bn of savings since FY09
- Significant further opportunities with digital transformation

Sustainability leader

- Australia's first bank and company, in operation for 198 years
- Ranked in Global 100 list of worlds most sustainable corporations for 10 of the last 11 years, including being ranked number 1 in 2014
- Global banking leader in Dow Jones Sustainability Index since 2002. Westpac achieved sector leadership from 2002-2007, in 2011 and 2014

1 Refer slide 91 for global comparison of capital ratios. 2 Refer slide 116 for supporting information. 3 Refer slide 65 for global comparison on expense to income ratios.

36 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results Overview Comparison of 1H15 versus 2H14 cash earnings basis (unless otherwise stated)

PERFORMANCE DISCIPLINE

Westpac Group at a glance, Australia's First Bank

- Australia's first bank and first company, opened in 1817
- Australia's 2nd largest bank, and 12th largest bank in the world, ranked by market capitalisation[1]
- Strategy focused on customers, differentiated through service outcomes. Value created by growth in customer numbers and depth of relationships
- Supporting customers in Australia, New Zealand and the near Pacific and customers with ties to these markets
- Portfolio of brands providing consumer, business and institutional banking, wealth management and insurance services, with excellent positioning in key markets
- One of the most efficient banks globally[2]
- Rated AA- / Aa2 / AA-, with stable outlook[3]
- Strong capital, funding, liquidity and credit quality
- Consistent earnings profile over time
- Leader in sustainability[4]

WRBB	SGB	BT	WIB	Westpac NZ
Westpac Retail & Business Banking	St.George Banking Group	BT Financial Group	Westpac Institutional Bank	Westpac New Zealand
Westpac	st.george, bankSA, Bank of Melbourne, RAMS	BT, ADVANCE, Ascalon, Asgard, BT Select, Licensee Select, securitor		

Key statistics for 1H15	
Customers	13m
Australian household deposit market share[5]	23%
Australian mortgage market share[6]	23%
Australian business market share[6]	19%
New Zealand deposit market share[7]	21%
New Zealand consumer lending market share[7]	20%
Australian wealth platforms market share[8]	20%

Key financial data for 1H15 (31 March 2015)	
Reported net profit	$3,609m
Cash earnings	$3,778m
Expense to income ratio[9]	42.5%
Common equity Tier 1 capital ratio (APRA basis)	8.8%
Return on equity[9]	15.8%
Total assets	$796bn
Market capitalisation[10]	$123bn

1 As at 31 March 2015. Source: IRESS, CapitalIQ and www.xe.com based in US Dollars. 2 Data sourced from Credit Suisse analysis of expense to income ratio of world's largest banks March 2015. 3 Source: Standard and Poor's, Moody's Investors Service, Fitch Ratings. 4 Westpac Group included in 2015 Global 100 most sustainable companies, announced at World Economic Forum in January 2015. 5 APRA Banking Statistics, March 2015. 6 RBA Financial Aggregates, March 2015. 7 RBNZ, March 2015. 8 Plan for Life, December 2014, All Master Funds Admin. 9 Cash earnings basis. 10 Share price as at 31 March 2015, $39.38.

38 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

PERFORMANCE DISCIPLINE

1H15 financial snapshot

	1H15	Change[1] 1H15 – 1H14	Change[1] 1H15 – 2H14
Earnings[2]			
EPS[3] (cents)	121.3	0%	(2%)
Core earnings ($m)	5,766	0%	0%
Cash earnings ($m)	3,778	0%	(2%)
Return on equity (%)	15.8	(67bps)	(54bps)
Dividend per share (cents)	93	3%	1%
Expense to income ratio (%)	42.5	123bps	49bps
Net interest margin (%)	2.05	(6bps)	(1bp)
Asset quality			
Impairment charges to average gross loans (bps)	11	(1bp)	0bps
Impaired assets to gross loans (bps)	35	(16bps)	(5bps)
Impaired provisions to impaired assets (%)	48	2ppt	3ppt

	1H15	Change[1] 1H15 – 1H14	Change[1] 1H15 – 2H14
Balance sheet			
Total assets ($bn)	796	9%	3%
Common equity Tier 1 capital ratio (APRA basis) (%)	8.8	(6bps)	(21bps)
CET1 capital ratio internationally comparable (%)	12.73	(34bps)	(36bps)
Risk weighted assets ($bn)	346.8	8%	5%
Loans ($bn)	605	7%	4%
Customer deposits ($bn)	420	8%	3%
NTA[4] per share ($)	11.84	6%	2%
Funding and Liquidity			
Customer deposit to loan ratio (%)	69.5	58bps	(106bps)
Stable funding ratio (%)	83	(22bps)	6bps
Liquidity coverage ratio (%)	114	n/a	11ppts[5]
Total liquid assets[6] ($bn)	137	10bn	2bn

1 For profitability metrics the change represents results for 1H15 versus 1H14 and 1H15 versus 2H14, the actual results for 2H14 and 1H14 are not represented here. 2 All measures on a cash earnings basis. 3 EPS is earnings per share. 4 NTA is net tangible assets. 5 2H14 liquidity coverage ratio was pro forma. 6 Total liquid assets represent cash, interbank deposits and assets eligible for existing repurchase agreements with a central bank.

39 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

PERFORMANCE DISCIPLINE

1H15 cash earnings summary

Cash earnings

	1H15 ($m)	% chg[1] 1H15-1H14	% chg[1] 1H15-2H14
Net interest income	6,934	4	2
Non-interest income	3,086	(3)	(2)
Expenses	4,254	5	2
Core earnings	5,766	0	0
Impairment charges	341	0	10
Cash earnings	3,778	0	(2)
Reported net profit	*3,609*	*0*	*(8)*

Cash earnings 1H15 – 2H14 ($m)


3,856
115
(56)
(73)
(32)
(32)
3,778
Down 2%
2H14
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H15

Cash earnings1H15 - 1H14 ($m)


3,772
257
(96)
(189)
0
34
3,778
Flat
1H14
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H15

Cash earnings features of 1H15 – 2H14

- Cash earnings down 2% with: WRBB up 2%; SGB up 4%; BTFG down 2% (impacted by higher insurance claims); WIB down 13% (impacted by derivative adjustments) and Westpac NZ up 4% (up 2% in NZ$)
- Cash earnings absorbed $85m change related to derivative adjustments, and lower Treasury income (in Group Businesses)
- Net interest income rose 2%, with a 3% rise in average interest-earning assets partially offset by a 1bp decline in net interest margin. Lower NIM due to Treasury, with margin excluding Treasury and Markets flat
- Non-interest income down 2% impacted by derivative adjustments. Excluding this, non-interest income up 2% with an increase in markets income, following the increased volatility in FX markets
- Expenses up 2% or 1% excluding FX translation impacts. $113m of productivity savings delivered this half
- Impairment charges up 10%, with fewer WIB write-backs in the period

Cash earnings features of 1H15 – 1H14

- Cash earnings flat with: WRBB up 8%; SGB up 9%; BTFG up 2%; WIB down 17% (impacted by derivative adjustments and lower impairment benefit) and Westpac NZ up 5% (up 2% in NZ$)
- Net interest income up 4%, driven by a 7% rise in average interest-earning assets. Net interest margin down 6bps due to Treasury and Markets. Margin excluding Treasury and Markets was flat
- Non-interest income down 3% impacted by derivative adjustments. This decline more than offset growth in wealth management income and higher fees and commissions
- Expense growth 5%. Expense growth of 3% excluding Lloyds acquisition and FX translation impacts. Productivity savings of $230m over last 12 months, mostly offset operating cost increases, with expense growth due to investment, including Bank of Melbourne, wealth and Asia
- Impairment charges were unchanged with a reduction in charges associated with impaired assets largely offset by a reduction in write-backs

1 For profitability metrics the change represents results for 1H15 versus 2H14 and 1H15 versus 1H14, the actual results for 2H14 and 1H14 are not represented here.

40 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Actively managing returns 41 1 1H15 ex derivative adjustment. 2 Return on average interest-earning assets. 3 Average ordinary equity. Return on average interest-earning assets (AIEA) (%) 2H13 1H14 2H14 1H15 Actual 1H15 ex deriv. adjust.1 Net interest income (margin) 2.12 2.11 2.06 2.05 2.05 Derivative adjustments - - - (0.04) - Non-interest income 0.99 1.00 0.95 0.95 0.95 Operating expenses (1.29) (1.28) (1.26) (1.26) (1.26) Core earnings 1.82 1.83 1.75 1.70 1.74 Impairment charges (0.13) (0.11) (0.09) (0.10) (0.10) Tax & non-controlling interests (0.52) (0.53) (0.49) (0.48) (0.50) Cash Earnings (ROA2) 1.17 1.19 1.17 1.12 1.14 Leverage (AIEA/AOE3) 13.55 13.85 14.01 14.16 14.16 Return on average ordinary equity (ROE) 15.80 16.48 16.35 15.81 16.17 PERFORMANCE DISCIPLINE

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Retail and business banking engine room of growth 42 1 Refer to division definitions, slide 143. 2 Derivative adjustment. 3 Other includes Group Businesses (including Treasury) and Westpac Pacific. 4 In A$. (85) 3,856 20 31 16 3,778 (8) (8) (44) 2H14 WRBB SGB BTFG Deriv. adjust. WIB NZ Other 1H15 1H15 divisional contribution to cash earnings1 ($m) 5,780 37 34 40 29 5,766 (13) (122) (19) 2H14 WRBB SGB BTFG Deriv. adjust. WIB NZ Other 1H15 1H15 divisional contribution to core earnings1 ($m) 1H15 ($m) WRBB SGB BTFG WIB NZ4 Other3 Group Operating income 3,835 2,113 1,340 1,506 1,008 218 10,020 Expenses (1,685) (801) (668) (624) (408) (68) (4,254) Core earnings 2,150 1,312 672 882 600 150 5,766 Impairment (charges) / benefits (221) (116) 4 22 (30) 0 (341) Tax & non-controlling interests (579) (359) (225) (280) (157) (47) (1,647) Cash earnings 1,350 837 451 624 413 103 3,778 % of Group cash earnings 36 22 12 17 11 2 100 Flat Down 2% 3 3 2 WIB total (93) WIB total (82) 2 PERFORMANCE DISCIPLINE

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Continued to grow dividend 43 • Seek to consistently lift ordinary dividend cents per share each half while maintaining a strong capital position to support growth • Pay fully franked dividends, utilising franking surplus to distribute value to shareholders • Maintain payout ratio that is sustainable in the long term 6.3 6.0 5.2 5.7 5.1 8.9 8.5 7.5 8.2 7.3 1H13 2H13 1H14 2H14 1H15 WBC yield WBC fully franked yield 78 76 76 77 74 74 77 1H12 2H12 1H13 2H13 1H14 2H14 1H15 1 $2bn is an estimate and relates to both DRP and DRP underwrite. 2 1H15 ordinary dividend (annualised) using 1 May 2015 Westpac closing share price of $36.73. 3 Data using past half year dividends and share price as at 31 March and 30 September in each of the years. Includes special dividends in 1H13 and 2H13. • 1H15 ordinary dividends of 93 cents, up 1% (up 3% on 1H14) • Payout ratio of 77% (ex derivative adjustments payout ratio 75%) – Acting to increase capital ratios by issuing shares to satisfy the DRP with 1.5% discount – Partially underwriting DRP to $2bn1 • 1H15 dividend yield2 5.1% – Equivalent to a fully franked dividend yield2 of 7.3% • Franking balance of $471m after allowing for interim dividend payment 76 80 82 84 86 88 90 92 93 10 10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 Dividends per share (cents) Key dividend considerations Westpac dividend yield2,3 (%) Ordinary dividend payout ratio (%) Special dividends PERFORMANCE DISCIPLINE Payout ratio 75% ex derivative adjustments

PERFORMANCE DISCIPLINE

Cash earnings and reported net profit reconciliation

Cash earnings policy[1]

- Westpac Group uses a measure of performance referred to as cash earnings to assess financial performance at both a Group and divisional level
- This measure has been used in the Australian banking market for over a decade and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across divisions and across peer companies
- To calculate cash earnings, reported net profit is adjusted for
  - Material items that key decision makers at the Westpac Group believe do not reflect ongoing operations (both positive and negative)
  - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of Treasury shares and economic hedging impacts
  - Accounting reclassifications between individual line items that do not impact reported results

Reported profit and cash earnings ($bn)


Reported profit
Cash earnings
3.5
3.6
3.6
3.8
3.9
3.9
3.6
3.8
2H13
1H14
2H14
1H15

	1H15 ($m)	% change 1H15-1H14	% change 1H15-2H14
Cash earnings	3,778	0	(2)
Cash EPS (cents)	121.3	0	(2)
Reported net profit	3,609	0	(8)

Reported net profit and cash earnings[1] adjustments ($m)

	2H14	1H15
Reported net profit	3,939	**3,609**
Treasury shares	(6)	**37**
Ineffective hedges	29	**(1)**
Fair value (gain/loss) on economic hedges	(151)	**26**
Buyback of government guaranteed debt	(12)	**(1)**
Amortisation of intangible assets	77	**73**
Acquisition transaction and integration expenses	26	**35**
Fair value amortisation of financial instruments	8	**0**
Bell litigation provision	(54)	**0**
Westpac Bicentennial Foundation grant	70	**0**
Prior period tax provisions	(70)	**0**
Cash earnings	3,856	**3,778**

1 Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with AAS (Australian Accounting Standards). The specific adjustments outlined include both cash and non-cash items. Cash earnings is reported net profit adjusted for material items to ensure they appropriately reflect profits available to ordinary shareholders. All adjustments shown are after tax. For further details refer to slide 142.

44 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

SERVICE REVOLUTION

Delivering digital innovation for customers

Leading mobile and digital capabilities

Westpac Live won Best Innovative Online Banking Service in Money Magazine's 2015 Best of the Best Innovation awards

St.George won the Best New Innovative Product for its MoneyMeter Smartwatch app (Android)

'St.George Fingerprint logon' won the Security & Fraud Management Category of the Financial Insights Innovation Awards (FIIA) 2015

Open a new account anytime		• 5-minute account opening through online electronic data validation
Lost your wallet?		• Emergency cash solution supporting 272,000 cardless cash transactions
Need a loan quickly?		• St.George Bank online applications for cards and loans
Expanded help for small businesses?		• Access to online tools and resources to help small businesses grow, complementing our expanded videoconferencing facilities
In a rush?		• Mobile 'Tap and Pay' now for American Express cards
Make logging on safer and easier?		• Fingerprint and PIN logon for mobile customers
Need enhanced online help?		• Improved customer support through online 'Click to chat'
Fewer complaints!		• 35% reduction in complaints[1] compared to 1H14

1 Total complaints for WRBB/SGB/BT.

45 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Steadily building customer franchise 46 1 Refer slide 145 for wealth metrics provider. 2 Refer slide 145 for customer satisfaction details. Customer numbers and depth of relationship Customer satisfaction Initiatives to drive customer growth and satisfaction 6.1 6.2 6.4 3.2 3.6 3.7 1H13 1H14 1H15 WRBB SGB 9.3 9.8 10.1 21.8 17.1 14.6 19.5 12.3 Mar-13 Mar-14 Mar-15 WRBB SGB Peers 1 16 23 21 27 39 1H13 1H14 1H15 WRBB SGB Customer numbers (#m) Customers with a wealth product1 (%) Total consumer satisfaction2 (%) Total business satisfaction2 (mean) Smart ATMs as a % of ATM network Total customer complaints across WRBB, SGB and BT (#) 1H13 1H14 1H15 Down 35% SERVICE REVOLUTION 83.7 86.6 81.7 83.0 Mar-13 Mar-14 Mar-15 WRBB SGB Peers 7.5 7.5 7.1 Mar-13 Mar-14 Mar-15 WRBB SGB Peers

DIGITAL TRANSFORMATION

Digital transformation is reshaping the company

Supporting the service revolution

Delivering digital solutions that improve the customer experience and help customers to bank when and where they want

- New online platform in WRBB and New Zealand
- New services to improve convenience (i.e. get cash, online applications)
- Increased ability for customers to self-serve

Digital transformation

Migration to digital is removing complexity in processes and is reducing manual activity

- Continuing shift from manual transactions (branches, cheques, telephone service) to digital transactions (online, smart ATM, direct entry)
- Greater focus on mobile capability
- Increased straight through processes

Building technology architecture for the future

- Material upgrade in technology infrastructure has improved system stability and enhanced customer-facing systems
- Next stage is a customer service hub that will improve efficiency and support the service focused strategy

Divisional expense to income ratios (%)



1H13
1H14
1H15
43.1
42.2
41.8
42.6
41.3
40.6
52.7
50.6
49.9
33.1
36.7
41.4
WRBB/SGB
NZ
BTFG
WIB

Global peer comparison of expense to income ratios[1] (%)



62.0
60.7
60.4
59.8
56.9
53.8
45.5
44.7
44.0
42.5
42.2
US regional bank average
Canadian bank average
European banks
UK bank average
Korean bank average
NAB
Hong Kong bank average
ANZ
Singapore bank average
WBC
CBA

1 Company data, Credit Suisse. Expense to income ratio average for all banks (excluding WBC/CBA) are based on their FY14 results. WBC and CBA based on 1H15 results.

47 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Digital transformation continues 48 >200% increase in digital gross productivity save1 95% increase in mobile sales2 2.5% increase in active digital customers in 1H15 >13% digital sales as a % of retail sales 2.6m active mobile customers 3.1m consumers migrated to Westpac Live 300K business customers migrated to Westpac Live $84m new sales revenue from digital in 1H15 35% reduction in complaints2 >58% of customers bank with us on a mobile device 1 Productivity benefits associated with shifting service activity out of high-cost channels such as branches and contact centres to lower-cost channels such as digital. 2 Total for WRBB/SGB/BT and 1H15 compared to 1H14. DIGITAL TRANSFORMATION 1H13 2H13 1H14 2H14 1H15 Active digital customers (m) 3.52 3.65 3.77 3.97 4.07 % of digital sessions via mobile 43.5 46.1 51.3 53.8 59.6 Australian digital banking logins (m) 288 320 338 359 389 Digital sales as a % of total retail sales 10.2 9.1 10.6 10.5 13.3 Increasing use of digital by customers 52.8 44.0 35.3 -1.6 -15.0 -26.4 -34.6 Digital EFTPOS Direct Entry Branch ATM Cheques Telephone Shift in payment transactions FY11 – 1H15 (%)

DIGITAL
TRANSFORMATION

Our customer focused technology strategy continues to deliver

We are building a world-class technology leadership team focused on developing our target architecture and transforming our infrastructure. The team continues to drive efficiencies to create the headroom for additional investment in strategic programs


Channel Systems
Customer Service Hub
Customer Data
Product System A
Product System B
Product System C
Product System D
Analytics Systems
Infrastructure Platforms

Channel Systems

- 502k additional accounts have switched to e-statements in 1H15

Customer Service Hub

- Progressing the next step in our transformation to put the customer at the centre of our technology systems

Product Systems

- Second release of Panorama Wealth platform introducing 'BT Managed Portfolios' for sale through financial advisors
- Work underway to upgrade Hogan in St.George

Analytics Systems

- Systems in place to deliver information on next best offer and notifications to help customers manage their finances (i.e. due payments)
- Further development underway to deliver improved customer insights and more personalised offers

Infrastructure Platforms

- Upgrade to data centres has enabled the further closure of 2 data centres (East Chatswood and Kent Street)
- Upgrades have materially enhanced stability – Severity 1 incidents down 50% in 1H15

49 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

TARGETED GROWTH

Building new growth highways

Targeted Growth

Building new Growth Highways

Wealth

- Helping to deepen customer relationships while providing high quality earnings and low capital intensive growth
- Proven track record of delivering wealth/insurance products to customers[1]
- Technology providing better customer access and a comparative advantage for Westpac
  - Panorama[2] (integrated wealth system to transform how customers manage, build and protect their wealth) progressively being rolled out
  - In FY14 the BT Cash Hub was launched (balances now over $1bn)
  - 1H15 BT Managed Portfolio released and continuing to attract more advisers onto platform (over 1,300 advisors currently registered)

Asia

- Building capabilities and capacity in Asia to seamlessly connect our customers to the increasing flows of global trade, capital and people between Australia/NZ and Asia. Increased our team in Asia by 17% to 506 FTE
- Completed technology foundations including global trade platform and core banking systems. Now offering faster end-to-end processing
- Sub-branch in the Shanghai Free Trade Zone is now operational
- Became a foundational bank for the Sydney RMB Hub announced in November and continue to be a lead market maker in AUD/CNY and NZD/CNY
- 1H15 welcomed our 500th new corporate customer

SME

- New technology and simplification of systems/processes is allowing Westpac to deliver a high quality, low cost to serve model to better support SME customers
  - 49% of WRBB/SGB sites[3] have business connect which gives customers immediate face-to-face access to over 120 experts via videoconference
  - Driving product simplicity including SGB Digital BizPack (5 essential products, 15 minute sign-up). WRBB equivalent My Business Solutions launched in April 2015
  - New online lending application tool (LOLA) for local business bankers providing them with more customer information, conditionally approved limits and maturing facility information

1 Refer slide 145 for wealth metrics provider details. 2 Refer slide 109 for more information on Panorama. 3 Sites is branches and standalone business banking centres excluding instores.

50 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

WORKFORCE REVOLUTION

Workforce revolution

'Workforce revolution' is a program to further transform Westpac's workforce to encourage and retain the best talent

- 'Building a high performance culture through improved management and performance systems, and by enhancing the Group's leadership capabilities, through training and education
- Developing a workforce that better meets the company's needs with a mix that is more reflective of society, including increased flexibility; gender equality in leadership roles; and delivering on our reconciliation action plan
- Creating physical workspaces that deliver more for our teams. New sites are already operational including the new Melbourne head office. Future sites including a new corporate office at Barangaroo are in development
- Simplifying employee arrangements and processes including the development of a new enterprise agreement to increase workforce flexibility and simplify our industrial terms
- Key indicators of success include employee engagement (biannual survey) and employee metrics shown


Women in leadership positions[1] (%)
41
43
44
Mar-13
Mar-14
Mar-15


LTI[2] frequency rate (rolling 12 months) (#)
1.8
1.4
0.9
Mar-13
Mar-14
Mar-15


High performer retention (rolling 12 months) (%)
96.0
95.6
95.7
Mar-13
Mar-14
Mar-15


New starter retention (rolling 12 months) (%)
85.7
86.7
87.6
Mar-13
Mar-14
Mar-15

1 Spot number as at balance date. 2 LTI is lost time injury.

51 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

SUSTAINABLE FUTURES

Continued sustainability leadership

Sustainability strategic priorities

1. Help improve the way people work and live as our society changes
2. Help find solutions to environmental challenges
3. Help customers to have a better relationship with money for a better life

Leading track record

- Global banking leader in the Dow Jones Sustainability Index since 2002. Westpac was the sector leader from 2002-2007, in 2011 and in 2014
- Ranked as one of the Global 100 Most Sustainable Corporations in the World by Corporate Knights for 10 of the last 11 years, including being ranked number 1 in 2014

Significant achievements

- Westpac supported the Westpac Bicentennial Foundation which awarded the first 22 scholarships from the Westpac Bicentennial Foundation, Australia's largest ever private education scholarship fund
- Launched a Social Impact Framework to ensure our activities deliver the greatest social and business benefit
- 10-year contract with CareerTrackers Indigenous Internship program to recruit at least 400 Aboriginal or Torres Strait Islander university student interns

1H15 progress

Priority	Objectives	1H15 progress
1	Ensure our workforce is representative of community	• Women in leadership steady at 44%, and up from 43% one year ago • Recruited an additional 67 Indigenous Australians • Participation of mature aged workers (50+) has remained steady at 20.9%
	Extend length and quality of working lives	Mean employee retirement age 61.5 years, down from 61.6 (but up from 61.4 one year ago)
	Anticipate the future product and service needs of aging and culturally diverse customers	Launched BTFG changing the face of financial planning. Five initiatives now launched since 2013
2	Provide products/services to help customers adapt to environmental challenges	Work continues to build on the four products already launched, ahead of target
	Increase lending and investment in CleanTech and environmental services	Group exposures (TCE) to the CleanTech and environmental services sector have grown by $50m, taking total exposures to over $8.0bn
	Continue to reduce our environmental footprint	On track to maintain carbon neutrality for FY15 and achieve electricity and paper reduction targets
3	Ensure customers have access to the right advice to achieve a secure retirement	The proportion of customer facing employees with wealth accreditation remains steady at 12%
	Help customers meet their financial goals in retirement	Commenced a new retention program with a range of activities planned to meet the 2017 target
	Increase access to financial services in Pacific Island nations	• Provided over 32,000 new basic banking accounts • More than doubled number of mobile activations to over 40,000
	Help people gain access to social and affordable housing	$1bn lent to the social and affordable housing sector as at 31 March 2015, up from $0.82bn

52 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

SUSTAINABLE FUTURES

Helping communities prosper and grow

Supporting communities[1]

Funding economic activity	Provide loans to help millions of Australians own their home or grow their business	$46bn new lending[2] of $524bn total Aust. loans
Wealth of many Australians	Supporting working or retired Australians either individually (595K shareholders) or via their super funds	$2.9bn in dividends
The bottom line	One of Australia's largest taxpayers, with an effective tax rate 29.7%	>$1.6bn in tax expense
The workforce	Employ approximately 36,500 full-time equivalent employees	$2.4bn in employee expenses
The nation	Invested $217m[3,4] via community contributions	2%[4] community contributions to pre-tax profit

Income tax expense on a cash earnings basis ($m)	1H14	2H14	1H15
Notional income tax based on the Australian company tax rate of 30%	1,636	1,641	1,628
Net amounts not deductible/(not assessable)	7	(54)	(15)
Total income tax expense in the income statement	1,643	1,587	1,613
Effective tax rate (%)	30.1	29.0	29.7

Other tax/government payments ($m)	1H14	2H14	1H15
Net GST, Payroll tax, FBT	218	208	228

Westpac also makes a number of other government and regulatory payments including fees for Government guarantees, APRA fees and stamp duties which are not included in the above. Similarly, Westpac also collects tax on behalf of others, such as withholding tax, PAYG and GST. These have been excluded from this analysis

1 All figures for the six months to 31 March 2015 unless otherwise stated. 2 New mortgage and new business lending in Australian retail and business banking operations. 3 Includes NZ and Pacific. 4 Is a FY14 number.

53 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results Earnings Drivers Comparison of 1H15 versus 2H14 cash earnings basis (unless otherwise stated)

REVENUE

Net operating income up 1%

- Net operating income up 1%
- Net interest income up 2%
  - AIEA[1] growth of 3% mostly from rise in Australian mortgages
  - Customer deposit growth of 3%, with focus on growing LCR efficient deposits
  - Net interest margin down 1bp due to lower Treasury revenue. Margins excluding Treasury and Markets flat
- Non-interest income down 2%
  - Fees and commissions up 1% to $1,478m
  - Wealth and insurance down 1% to $1,134m
  - Trading income, down 10% to $425m (up 16% excluding derivative adjustments)
  - Other income down 17% to $49m

Net operating income movement half on half ($m)


9,859
245
(103)
10
34
(77)
(7)
9,961
201
(86)
10
(11)
(45)
(10)
10,020
Net interest up 2%
Non-interest down 1%
Net interest up 2%
Non-interest down 2%
1H14
AIEA growth
Margins
Fees & commissions
Wealth
Trading
Other
2H14
AIEA growth
Margins
Fees & commissions
Wealth
Trading
Other
1H15

Divisional contribution to net operating income ($m)


9,859
144
134
13
(2)
31
(218)
9,961
66
23
2
(122)
65
46
(21)
10,020
WIB total (57)
Up 1%
Up 1%
1H14
WRBB
SGB
BTFG
WIB
NZ
Other2
2H14
WRBB
SGB
BTFG
DA3
WIB
NZ
Other2
1H15

Operating income ($m) and divisional % contribution to 1H15


9,859
9,961
10,020
1H14
2H14
1H15
3%
10%
15%
13%
21%
38%
WRBB
SGB
BTFG
WIB
NZ
Other2

1 AIEA is average interest-earning assets. 2 Other includes Group Businesses and Westpac Pacific. 3 DA is derivative adjustments.

55 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

REVENUE

Loan growth predominantly from Australian mortgages and institutional

- Westpac Group loans up 4% (up 3% excluding foreign exchange translation impacts)
- Australian mortgage lending up 3%
  - Small rise in new lending although run-off increased 6% reflecting accelerated customer repayments and lower interest rates
- Australian business lending up 2%
  - Growth weighted towards corporate in property and natural resources
  - Continued run-off in stressed assets, though at a slower rate
- Australian personal lending up 3%
  - Growth in auto finance portfolio and credit card balances
- New Zealand lending up 3% (in NZ$ terms) with similar growth across mortgages and business. Lending up 13% in A$ terms due to exchange rate movements
- Other overseas lending up 13% with majority of growth due to foreign exchange impacts of $1.8bn. Trade finance volumes impacted by lower commodity prices


Net loans ($bn)
564.6
580.3
11.8
2.8
0.6
7.7
1.9
605.1
Up 4%
Mar-14
Sep-14
Australian housing
Australian business
Australian other
New Zealand
Other1
Mar-15


Australian gross loans ($bn)
Margin lending
Business
Personal (loans + cards) and other
Housing
133.2
20.6
338.0
2.0
136.9
21.4
351.0
2.0
139.7
22.1
362.8
1.9
Mar-14
Sep-14
Mar-15


Australian mortgage flow (gross loans) ($bn)
338.0
351.0
20.5
16.5
(25.2)
362.8
Up 3%
Mar-14
Sep-14
WRBB new lending2
SGB new lending 2
Net run-off
Mar-15


Australian business (gross loans) ($bn)
133.2
136.9
0.4
0
2.2
0.2
139.7
Up 2%
Mar-14
Sep-14
WRBB
SGB
WIB
Other
Mar-15

1 Other includes other offshore lending. 2 Includes Private Bank within BT.

56 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australian mortgages driver of lending growth 57 0.9 1.0 0.9 1H14 2H14 1H15 18.4 19.7 19.8 14.7 17.2 17.2 1H14 2H14 1H15 Proprietary 3rd party 1 RBA Financial Aggregates, March 2015. 2 Includes Private Bank business within BT. 3 Gross loans. 4 Westpac data, APRA ADI property exposure statistics, December 2014. 5 Other ADIs consist of authorised deposit taking institutions that are not banks, building societies or credit unions. • Australian mortgage market share1 of 23.1% – Grew at 0.9x system1 • 3% lift in balances – Higher new lending volumes – Partly offset by run-off of $25.2bn, up 6% • Average dynamic LVRs slightly lower • % of loans written over 80% largely steady and significantly lower than industry • Mortgage complaints down 6% Australian mortgage lending volumes2,3 ($bn) Mortgage growth multiple of system1 (x) Australian new mortgage lending2 ($bn) Loans approved above 80% LVR4 (%) 5 338.0 351.0 362.8 (23.9) (25.2) 36.9 37.0 1H14 New lending Run-off 2H14 New lending Run-off 1H15 0 10 20 30 40 WBC ADIs (excluding other non-bank ADIs) REVENUE Up 4% Up 3%

REVENUE

Business remains subdued, with high repayment levels continuing

- Westpac Group business lending up 4%, primarily driven by institutional customers
- WIB business balances up 6%
  - Majority of growth in corporate and institutional lending (up 7%), predominantly commercial property and natural resources
- WRBB/SGB business balances up 1%
  - Business customers up 4%
  - Conditions remain subdued with customers choosing to use surplus cash flow to pay down existing debt
  - New lending of $9.1bn was largely offset by higher run-off ($8.6bn)
  - WRBB Connect Now in 46% of sites[1] and SGB Business Connect in 55% of sites[1] delivering low cost-to-serve model to more customers
  - Business and merchant complaints down 13%

Australian business banking customers[5] (#000)



949
969
985
1,007
Lloyds
1,108
70
1,038
1,132
1,174
1H12
2H12
1H13
2H13
1H14
2H14
1H15

Australian retail business lending[2,3,4] ($bn)



77.4
8.1
(8.5)
3.7
80.7
9.1
(7.9)
81.9
9.1
(8.6)
82.4
Up 4%
Up 1%
Up 1%
2H13
New lending
Run-off
Lloyds
1H14
New lending
Run-off
2H14
New lending
Run-off
1H15

WIB lending[6,7] ($bn)



64.0
66.2
3.4
0.3
0.1
0.1
70.1
Up 6%
1H14
2H14
Corporate & Institutional lending
Securitisation & Asset Finance
Trade Finance
Other
1H15

1 Sites is branches and stand alone business banking centres excluding instores. 2 Includes WRBB, SGB and BT. 3 Prior period balances have been restated for Working Capital adjustments. 4 Gross loans. 5 Business banking customers of WRBB and St.George. 6 Net loans. 7 Includes Australian and offshore balances.

58 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

REVENUE

Consumer finance supported by growth in auto finance

- Total Australian consumer finance up 3% to $21.1bn
- Growth across both personal lending and credit cards modest
  - Applications for credit cards down 4%
  - Credit card growth of 1.6% below system[1] growth of 3.2%
  - Personal lending growth at 2.6% in line with system[2]
- Auto finance up 6% with new business volumes and margins improving. Growth supported by 2014 Lloyds acquisition
- Simplification and service enhancements improving customer experience
  - 33% reduction in credit card complaints
  - 27% reduction in personal loan complaints
  - SGB continued to lead majors in NPS among credit card customers and WBC rated 2nd of the majors[3]

Australian consumer finance lending[4,5] ($bn)


19.9
0.2
0.4
20.5
0.4
0.2
21.1
Up 3%
Up 3%
1H14
Auto finance
Other consumer finance
2H14
Auto finance
Other consumer finance
1H15

Australian credit card and personal loan applications[4] (#'000)


Credit cards
Personal lending
204
145
179
148
257
160
240
149
230
150
1H13
2H13
1H14
2H14
1H15

Australian credit cards growth relative to system[1]

	1H13	2H13	1H14	2H14	1H15
Westpac Group (%)	1.1	(2.4)	4.3	1.2	1.6
Market (%)	1.8	(1.8)	2.2	(0.8)	3.2
Growth multiple against market (x)	0.6	n/a	1.9	n/a	0.5

Australian personal lending growth relative to system[2]

	1H13	2H13	1H14	2H14	1H15
Westpac Group (%)	6.5	2.9	6.7	2.8	2.6
Market (%)	6.2	3.0	4.5	1.6	2.6
Growth multiple against market (x)	1.0	1.0	1.5	1.8	1.0

1 APRA monthly banking statistics, March, 2015. 2 Rfi data, March 2015, excludes auto finance. 3 NPS among credit card customers refer slide 144 for metric provider details. 4 Includes Private Bank within BT. 5 Net loans.

59 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack High quality deposit focus, liquidity coverage ratio higher at 114% 60 169 180 188 92 97 95 73 78 75 55 54 62 1H14 2H14 1H15 Other WIB Australian retail business Australian retail household 162 171 166 60 65 68 69 69 74 98 104 112 389 409 420 1H14 2H14 1H15 Term deposits Savings Online Transaction 1 Refer slide 145 for liquidity coverage ratio definition. 2 APRA Banking Statistics, March 2015. 3 Australian retail includes Private Bank within BT. 4 Other is predominately comprised of NZ and Westpac Pacific. 5 Pro forma. 6 Refer slide 145 for HQLA definition. 7 Refer slide 145 for CLF definition. 8 Other flows includes credit and liquidity facilities, collateral outflows and inflows from customers. 9 Calculated on a spot basis. 10 Mortgage offset accounts are included in transaction accounts. • Liquidity coverage ratio1 higher at 114% • Customer deposit LCR outflow favourable movements reflects quality improvements within the deposit book including – Shift in mix of deposits away from lower quality to higher quality retail and non-financial institution deposits – Customers migrating to new term deposit structures • Customer deposits up $11bn or 3% – Excluding FX translation, customer deposits increased $5.2bn – Focus on growing LCR efficient deposits (strong relationship characteristics) and with LCR costs now incorporated in pricing – Household deposit growth at 1.0x system2 • Growth across all categories except term deposits – Transactional deposits up 8%, including good growth in mortgage offset accounts – Term deposits down 3% due to lower financial institution deposits (have low LCR value) as the Group priced to improve portfolio quality Liquidity coverage ratio Australian household deposits2 market share (%), system multiple (x) Customer deposit composition3 ($bn) Customer deposit composition3 ($bn) 40% 27% 17% 16% 10 Sep-145 Mar-15 High Quality Liquid Assets6 (HQLA) 59 57 Committed Liquidity Facility7 (CLF) 66 66 Total LCR liquid assets 125 123 Cash outflows in a modelled 30 day defined stress scenario Customer deposits 75 66 Wholesale funding 20 17 Other flows8 26 25 Total cash outflows 121 108 Liquidity coverage ratio9 103% 114% 1.1 1.1 1.2 1.3 1.0 1.3 1.0 22.3 22.5 22.7 22.9 23.0 23.3 23.3 20.00 20.20 20.40 20.60 20.80 21.00 21.20 21.40 21.60 21.80 22.00 22.20 22.40 22.60 22.80 23.00 23.20 23.40 23.60 23.80 1H12 2H12 1H13 2H13 1H14 2H14 1H15 System multiple Market share 4 REVENUE 389 409 420

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Delivered good growth across the New Zealand portfolio 61 24.3 24.9 24.5 25.2 25.1 20.7 21.7 23.9 24.2 26.4 45.0 46.6 48.4 49.4 51.5 1H13 2H13 1H14 2H14 1H15 Term deposits Other deposits • Mortgage growth of 3% – Good growth in a competitive market – Proportion of fixed rate mortgages now 73% of the portfolio – 83% of the portfolio in <80% LVR lending • Business lending up 4% – Good growth in food processing and agriculture lending • Deposit growth of 4% – Deposit growth fully funded loan growth in 1H15 – Growth driven by at call and transaction accounts, primarily in online deposits – Customer deposit to loan ratio now 77.3% 1H14 2H14 1H15 Change 1H15-2H14 (%) Net loans 63.2 64.6 66.6 . 3 Mortgage 38.6 39.6 40.7 . 3 Business & institutional 22.8 23.1 24.0 . 4 Other 1.8 1.9 1.9 - 0 Total deposits 48.4 49.4 51.5 . 4 Term deposits 24.5 25.2 25.1 - 0 Other 23.9 24.2 26.4 . 9 TCE 90.1 92.7 94.9 . 2 Balance sheet (NZ$bn) Customer deposits (NZ$bn) >80% LVR mortgages as a % of the portfolio Balance sheet growth compared to system1 growth (%) Mortgages System 5.7 5.2 Business Westpac NZ Deposits 10.8 11.9 21.3 20.5 18.4 17.5 16.6 1H13 2H13 1H14 2H14 1H15 REVENUE 1 RBNZ March 2015. 7.5 6.7

REVENUE

Flat net interest margin (NIM) excluding Treasury and Markets

- NIM down 1bp to 2.05% due to lower Treasury income
- NIM up across WRBB (1bp), New Zealand (2bps), and slightly down in St.George (2bps). Most margin pressure in WIB (down 11bps)
- NIM excluding Treasury and Markets flat at 2.01%
  - 6bps decrease in asset spreads primarily from impact of competitive pricing in mortgages. Business and institutional spreads also lower
  - 5bps increase from improved customer deposit spreads on term deposits, online accounts and savings deposits, partially offset by 1bps impact of lower hedging benefit on low-rate deposits
  - 3bps benefit from term wholesale funding as pricing for new term senior issuances was lower than maturing deals
  - 1bp decrease from increased holdings of high quality liquid assets and cost of CLF
  - 1bp decline in capital and other due to lower hedging rates
- Treasury and Markets down 1bp, reflecting lower Treasury earnings

Net interest margin (%)



NIM
NIM excl. Treasury and Markets
2.26
2.09
2.05
2.01
1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15

Net interest margin movement (%)



NIM down 1bp
2.11
0.10
2.01
2.06
0.05
2.01
(6bps)
5bps
3bps
(1bp)
(1bp)
(1bp)
2.05
0.04
2.01
NIM excl. Treasury & Markets flat
1H14
2H14
Assets
Customer deposits
Term wholesale funding
Liquidity costs
Capital & Other
Treasury & Markets
1H15

Net interest margin by division (%)



1H14 2H14 1H15
2.37 2.40 2.41
2.27 2.30 2.28
2.06 2.00 1.89
2.28 2.27 2.29
WRBB
SGB
WIB
NZ

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Westpac GROUP

REVENUE

Non-interest income impacted by derivative adjustments

- Non-interest income down 2%
  - Fees and commissions up 1% to $1,478m, mostly from seasonally higher points redemption income associated with credit cards
  - Wealth and insurance down 1% to $1,134m with business growth (9% increase in FUM revenue; 4% increase in FUA; BTIM performance fees up $31m; general insurance net earned premiums up 6%; life net earned premiums up 1%) being offset by an increase in insurance claims (severe weather events resulted in insurance claims costs of $51m, and higher life insurance claims reflecting growth in book and rise in loss ratios to 34% from 30%)
  - Trading income down $45m to $425m. $122m derivative adjustment more than offset increased markets income
  - Other income down $10m to $49m with lower gains from asset sales compared to 2H14, partly offset by lower cost of hedging New Zealand earnings

Non-interest income contributors (% of total)


Fees and commissions
Wealth and insurance
Trading income
Other
18
34
46
2
17
35
46
2
15
36
47
2
14
37
48
1
2H13
1H14
2H14
1H15

Non-interest income ($m)


Fees and commissions
1,393
1,458
1,468
1,478
2H13
1H14
2H14
1H15
Wealth and insurance
1,024
1,111
1,145
1,134
2H13
1H14
2H14
1H15
Trading income
550
547
470
425
2H13
1H14
2H14
1H15

63 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

REVENUE

Markets and Treasury income: lift in customer business, treasury and derivative valuation adjustments lower[1]

- Markets income down 4% (down 15% 1H15/1H14)
  - Market volatility saw a lift in customer flow, with customer income up 8%, while derivative valuation adjustments[1] of $153m offset an increase in market risk related income
- Customer income up 8% (up 17% 1H15/1H14)
  - Fixed income and FX sales both increased, maintaining the strong performance delivered in the last three halves
  - Fixed income sales, mainly interest rate hedging products, benefited from improved deal flow through the year, including WIB's involvement in a number of infrastructure deals. FX saw increased demand to manage currency risk from corporate and institutional customers
  - The successful partnership between WIB and the Australian retail and business banking divisions has also supported growth in Fixed Income and FX sales



Markets income by activity ($m)
Customer income
380 389 420 455
Market risk related income
84 140 72 147
Derivative valuation adjustments[1]
67 (1) (22) (153)
Total Markets income
531 528 470 449
2H13 1H14 2H14 1H15

- Group risk related income, down $103m (down $325m 1H15/1H14)
  - Derivative valuation adjustments[1] in 1H15 reduced Group risk related income by $153m
  - Market risk related income was up $75m from improved trading performance in Fixed Income and FX
  - Treasury income $47m lower ($180m lower compared to 1H14)
    - Returns on the liquids portfolio have been impacted by the introduction of the LCR, which requires a significant portion of the Group's liquid assets to be held in low-yielding, High Quality Liquid Assets, which are largely long-term holdings and not actively traded
    - Returns from balance sheet risk management activities also lower
- WIB 1H15 average daily VaR $7.9m ($8.5m 2H14; $10.0m 1H14)
- Treasury 1H15 average daily VaR $10.4m ($17.6m 2H14; $15.5m 1H14)



Group risk related income ($m)
Treasury income
201 303 170 123
Market risk related income
84 140 72 147
Derivative valuation adjustments[1]
67 (1) (22) (153)
Total Group risk related income
352 442 220 117
2H13 1H14 2H14 1H15

1 Includes charge for methodology changes to derivative adjustments of $122m (pre-tax) and CVA of $31m (pre-tax) in 1H15.

64 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack
Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Expense growth well controlled, expense to income ratio at lower end of global peers 65 1 Company data, Credit Suisse. Expense to income ratio average for all banks (excluding WBC/CBA) are based on their FY14 results. WBC and CBA based on 1H15 results. Components of expense growth (%) Expense movement ($m) Divisional expense to income (%) Global peer comparison of expense to income ratios1 (%) 1.4 1.3 2.1 1.7 1.5 1.0 1.1 0.7 0.1 0.6 0.1 1.2 (0.1) (0.2) 0.6 0.8 0.9 0.7 0.6 1.4 1.9 2.0 2.9 3.3 2.9 1.7 1H12 2H12 1H13 2H13 1H14 2H14 1H15 Operating expenses Amortisation FX translation Lloyds 4,254 23 4,065 4,181 144 4,212 63 4,231 (113) (13) (31) 1H14 2H14 Operating expenses Productivity benefits 1H15 pre investment Growth and productivity Regulatory change Other technology 1H15 pre FX translation FX translation 1H15 Up 0.4% Up 0.7% 43.1 42.6 52.7 33.1 42.2 41.3 50.6 36.7 41.8 40.6 49.9 41.4 WRBB/SGB NZ BTFG WIB 1H13 1H14 1H15 62.0 60.7 60.4 59.8 56.9 53.8 45.5 44.7 44.0 42.5 42.2 US regional bank average Canadian bank average European banks UK bank average Korean bank average NAB Hong Kong bank average ANZ Singapore bank average WBC CBA Up 0.6% Ex deriv. adjust. 38.3% EXPENSES

EXPENSES

Disciplined investment spend, focused on growth and productivity

Investment spend capitalised ($m)	1H14	2H14	1H15
Growth and productivity	169	166	**148**
Regulatory change and compliance	81	103	**57**
Other technology	95	97	**86**
Total[1]	**345**	**366**	**291**

Investment spend expensed ($m)	1H14	2H14	1H15
Growth and productivity	80	55	**85**
Regulatory change and compliance	74	82	**51**
Other technology	32	34	**31**
Total	**186**	**171**	**167**

Investment spend capitalised ($m)	1H14	2H14	1H15
Capitalised software			
Opening balance	1,897	2,023	**2,070**
Additions	332	332	**274**
Amortisation	(209)	(256)	**(254)**
Write-offs, impairments and other[2]	3	(29)	**12**
Closing balance	2,023	2,070	**2,102**
Other deferred expenses			
Deferred acquisition costs	118	129	**126**
Other deferred expenses	28	11	**14**

Investment spend ($m) and mix (%)


531
537
458
Investment spend ($m)
24
47
29
24
41
35
25
51
24
Other technology
Growth & productivity
Regulatory change
1H14
2H14
1H15

Average amortisation period (excluding write-offs)[3] (years)


5.1
6.5
6.7
4.1
Peer 1
Peer 2
Peer 3
WBC

Capitalised software balance[3] ($bn)


2.5
2.0
2.1
2.1
Peer 1
Peer 2
Peer 3
WBC

1 Investment spend capitalised also includes technology hardware equipment. 2 Includes positive FX revaluation of $15m and write-offs of $3m in 1H15. 3 Data for Westpac and Peer 2 from 1H15 results, and data for Peer 1 and Peer 3 from 2H14 results.

66 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

EXPENSES

Productivity savings of $113m

- Bank Now/FreshStart branches now 30% of Australian branches[1]
- Smart ATMs process 23% of deposits in WRBB and 33% of deposits in Westpac NZ
- Complaints for retailing and business banking and wealth down 21% on 2H14 and 35% on 1H14
- WIB implemented new automated payment system across Asia reducing inward FX payments from numerous manual steps to 1 automatic step
- WRBB 5 minute account opening through online electronic validation
- WRBB 60 minute mortgage approval introduced in 2H14 represented 18% of total applications
- SGB online applications introduced for card and loan applications
- New business loan origination platform reduced settlement of funds time from 19 days to 3 days

$1.4bn saved from efficiency programs since FY09 ($m)


143
212
289
238
225
102
117
113
1,439
FY09
FY10
FY11
FY12
FY13
1H14
2H14
1H15
FY09-1H15 cumulative

1H15 metrics

Initiative	1H13	1H14	1H15
% of Bank Now / FreshStart Australian branches[1,2]	7%	16%	**30%**
Australian % of smart ATMs of ATM network[2]	8%	20%	**29%**
WRBB branch sales FTE/branch FTE[2,3]	51%	55%	**59%**
WRBB/SGB active digital customers[2] (m)	3.5	3.8	**4.1**
% sales growth per average customer contact centre FTE[4]	n/a	14%	**8%**
Retail and business banking and wealth complaint reduction[4]		11%	**35%**
Number of IT applications closed[2]	8	35	**96**

1 Branches excluding instores. 2 Cumulative numbers. 3 Total branch sales FTE including business FTE / Total FTE. 4 Percentage change is based on prior corresponding period.

67 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Improvements in asset quality leading to low impairment charges 68 1 Pre-2008 does not include St.George. 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. 2 Does not include interest carrying adjustment. 3 Other includes Westpac Pacific, BT and centrally held provisions in Group Businesses. Impairment charges to average gross loans1 (bps) Impairment charge movements ($m) New IAPs, write-backs and recoveries ($m) Net change in CAPs ($m) 976 983 480 613 506 511 412 458 291 266 57 88 75 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 635 698 399 (36) (43) 19 196 146 147 143 284 221 266 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 221 266 88 11 (12) 23 9 1 75 2H14 WRBB SGB WIB NZ Other 1H15 New IAP’s $42m lower (13%) as fewer stressed assets deteriorated. Write-backs $34m lower, recoveries $5m higher New CAPs raised in 1H15 were $45m higher. Other changes in CAPs were positive however the benefit was less than that recorded in 2H14. Write-offs were little changed Up 10% 309 341 Net change in CAPs2 New IAPs, write-backs and recoveries Net change in CAPs2 New IAPs, write-backs and recoveries 3 11 15 0 20 40 60 80 100 2005 2006 2007 2008 2009 2010 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 Impairment charge Impairment charge inc. interest adjustment IMPAIRMENT CHARGES

Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results Asset Quality Comparison of 1H15 versus 2H14 cash earnings basis (unless otherwise stated)

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack High quality portfolio with bias to secured consumer lending 70 1 Exposure by booking office. Asset composition as at 31 March 2015 (%) Standard and Poor’s risk grade Australia NZ / Pacific Asia Americas Europe Group % of Total AAA to AA- 88,897 7,684 1,099 5,744 1,314 104,738 12% A+ to A- 32,259 5,271 6,350 3,539 3,071 50,490 5% BBB+ to BBB- 59,200 8,713 8,679 1,437 2,153 80,182 9% BB+ to BB 66,095 11,029 1,743 225 7 79,099 9% BB- to B+ 59,480 9,876 - 15 31 69,402 8% <B+ 6,025 1,786 - 105 3 7,919 1% Secured consumer 418,134 48,121 532 - - 466,787 51% Unsecured consumer 46,586 5,069 279 - - 51,934 5% Total committed exposures 776,676 97,549 18,682 11,065 6,579 910,551 Exposure by region1 (%) 85% 11% 2% 1% <1% 100% 2 2 10 6 76 1 2 1 Cash and balances with central banks Receivables due from other financial institutions Trading securities, financial assets at fair value and available-for-sale securities Derivative financial instruments Loans Life insurance assets Goodwill Other assets On balance sheet lending Total assets 67 18 11 4 Housing Business Institutional Other consumer Exposure by risk grade as at 31 March 2015 ($m) ASSET QUALITY

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack A well diversified portfolio across industries and large exposures 71 2.0 1.9 1.4 1.3 1.1 1.2 1.3 1.1 1.1 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 1H15 Largest corporation/NBFI single name exposure represents less than 0.2% of TCE Top 10 exposures to corporations & NBFIs6 as at 31 March 2015 ($m) 0 300 600 900 1,200 1,500 AAAABBBA A A ABBB AA+ S&P rating or equivalent Top 10 exposures to corporations and NBFIs6 as a % of total committed exposures7 (%) Exposures at default1 by sector2 ($m) 0 20 40 60 80 100 120 Other Mining Accommodation, cafes & restaurants Construction Utilities Transport & storage Agriculture, forestry & fishing Services Property & business services Government admin. & defence Manufacturing Wholesale & Retail Trade Property Finance & insurance 1H14 2H14 1H15 ASSET QUALITY 3 4 5 1 Exposures at default represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default. Chart excludes retail lending. 2 All residential mortgage exposures are now reported under the retail lending classification to align with our treatment of other consumer portfolios. Comparatives have been restated to reflect this change. 3 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 4 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 5 Construction includes building and nonbuilding construction, and industries serving the construction sector. 6 Non-Bank Financial Institutions. 7 Includes St.George from 2009 onwards.

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Commercial property portfolio well diversified 72 1 Includes impaired exposures. ASSET QUALITY 54 19 18 9 Commercial offices & diversified groups Residential Retail Industrial Commercial property by borrower type (%) Commercial property by sector (%) Commercial property by region (%) 16 11 8 6 5 9 45 NSW & ACT VIC QLD SA & NT WA NZ & Pacific Institutional (diversified) 43 10 25 22 Exposures <$10m Developers >$10m Investors >$10m Diversified Property Groups and Property Trusts >$10m Total committed exposure (TCE) $64.8bn Lending $50.5bn Commercial property as a % of Group TCE 7.11% Average risk grade1 BB- equivalent % of portfolio graded as ‘stressed’1 1.75% % of portfolio in impaired 0.80% Commercial property portfolio

ASSET QUALITY

Mining portfolio relatively underweight

Mining portfolio

- Westpac's direct exposure to mining (category includes energy and resources sector) 1.3% of Group TCE at 31 March 2015
- A high quality portfolio
  - Diversified by commodity, customers and region
  - Focused on quality operators with efficient, lower cost operating models
  - Well rated, with <1% of exposures in impaired
- Underwriting includes customer sensitivity to movements in commodity prices
- Provisioning levels remain sound, with specific provisions to impaired assets at 58%. Additional management overlay provision exists (within economic overlays) given potential for volatility in energy and resource prices
- Trade finance portfolio supports customers primarily through export letters of credit
  - High quality counterparties and short tenors
  - Less than 20% of the trade portfolio has iron ore as the underlying commodity and less than 5% for coal

Mining portfolio

TCE	$11.7bn
Lending	$7.0bn
Mining as a % of Group TCE	1.28%
Average risk grade[1]	BBB equivalent
% of portfolio graded as 'stressed'[1]	3.67%
% of portfolio in impaired	0.97%

Mining portfolio (total committed exposure) by sector (%)



44
5
15
12
17
7
Oil and gas
Iron ore
Other metal ore
Coal
Mining services
Other

1 Includes impaired exposures.

73 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Stressed exposures as a % of TCE and provisions1 ($bn) Portfolio stress continues to reduce 74 0.13 0.24 0.57 0.67 0.62 0.60 0.58 0.56 0.44 0.34 0.27 0.24 0.13 0.15 0.29 0.46 0.41 0.40 0.35 0.35 0.31 0.28 0.26 0.26 0.62 0.91 2.23 2.07 1.45 1.26 1.24 1.03 0.85 0.75 0.71 0.62 0.88 1.30 3.09 3.20 2.48 2.26 2.17 1.94 1.60 1.37 1.24 1.12 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 0.0 1.0 2.0 3.0 4.0 FY07 FY08 FY09 FY10 FY11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 Impaired (lhs) 90+ days past due and not impaired (lhs) Watchlist & substandard (lhs) IAP (rhs) 1H14 2H14 1H15 Collectively assessed provisions to credit RWA 97bps 93bps 89bps Collectively assessed provisions to performing nonhousing loans 134bps 129bps 128bps Impairment provisions to impaired assets 46% 45% 48% Total provisions to gross loans 67bps 60bps 58bps 10.9 (0.06) (0.39) (0.04) (0.34) 0.16 (0.02) 10.2 2H14 WRBB SGB BT WIB NZ Pacific & other 1H15 1 FY07 and FY08 do not include St.George. Provisioning coverage ratios Movement in stressed exposures ($bn) % $bn ASSET QUALITY

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Improvement in portfolio quality across most sectors 75 1,798 2,149 1,218 1,748 1,519 1,343 1,060 1,194 997 958 708 609 607 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 162 531 568 872 925 745 792 738 886 1,232 1,179 731 736 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 New and increased gross impaired assets ($m) Gross impaired assets returned to performing or repaid ($m) Stressed exposures by industry ($bn) 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 Property & business services Retail lending Wholesale & Retail Trade Agriculture, forestry & fishing Manufacturing Transport & storage Accommodation, cafes & restaurants Construction Mining Finance & insurance Services Utilities Other 1H14 2H14 1H15 ASSET QUALITY

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Provision cover by portfolio category 76 Exposures as a % of TCE 0.44 0.34 0.27 0.24 0.31 0.28 0.26 0.26 0.85 0.75 0.71 0.62 98.76 2H13 1H14 2H14 1H15 Fully performing portfolio Watchlist & substandard 90+ days past due and not impaired Impaired 98.40 98.63 98.88 Fully performing portfolio • Small cover as low probability of default (PD) • Includes economic overlay 0.23 0.23 0.22 0.22 Provisioning to TCE (%) 2H13 1H14 2H14 1H15 Watchlist & substandard • Still performing but higher cover reflects elevated PD 6.36 6.73 6.76 6.55 90+ days past due and not impaired • In default but strong security 5.36 5.23 5.06 5.36 Impaired assets • In default. High provision cover reflects expected recovery 43.16 46.43 44.77 47.82 Collective provisions Impaired asset provisions ASSET QUALITY

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australian unsecured lending portfolio continues to perform well 77 • Total Australian consumer unsecured 90+ day delinquencies increased 18bps to 120bps (up 5bps 1H14/1H15) • Changes in delinquencies reflect some seasonality, with the Christmas and holiday season typically seeing higher delinquencies, as well as weakening employment conditions in some areas • Australian credit card 90+ days delinquencies were up 26bps to 108bps (up 9bps 1H14/1H15) although part of the rise in March was due to timing differences associated with debt sales • The average credit card payments to balance ratio remained high, increasing to 49.3%, with customers remaining disciplined • Australian personal loan portfolio 90+ day delinquencies were up 26bps to 168bps (up 13bps 1H14/1H15) • Australian auto loan 90+ day delinquencies were flat at 82bps (down 11bps 1H14/1H15) • Review of treatment of hardship will likely see a rise in reported delinquencies in future periods 1 Cards average payments to balance ratio is calculated using the average payment received compared to the average statement balance at the end of the reporting month. Australian credit card average payments to balance ratio1 (%) Australian unsecured lending portfolio as at 31 March 2015 ($bn and %) Australian unsecured lending 90+ days delinquencies (%) 1.08 1.68 1.20 0.82 - 0.50 1.00 1.50 2.00 2.50 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Credit cards Personal loans (excl Auto loans) Total unsecured lending Auto loans 44 22 34 Credit cards Personal loans Auto loans 10.0 5.0 7.9 1H15 39.7 39.8 41.4 45.6 45.2 42.7 43.8 43.7 44.6 44.7 45.3 45.4 46.6 47.7 48.7 48.4 49.3 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 22.9 % ASSET QUALITY

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australian housing loan-to-value ratios (LVRs) 2 (%) High levels of borrower equity support Australian mortgage portfolio 78 1 Flow is all new mortgage originations settled during the 6 month period ended 31 March 2015 and includes RAMS. 2 Excludes RAMS. 3 Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. 4 Property valuation source Australian Property Monitors. 5 Average LVR of new loans is based on rolling 6 month window. 6 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled payments. 7 Mortgage insurance claims 1H15 $1m (2H14 $6m, 1H14 $3m). 0 20 40 60 80 0<=60 60<=70 70<=80 80<=90 90<=95 95+ 1H15 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR Australian mortgage portfolio 1H14 balance 2H14 balance 1H15 balance 1H15 flow1 Total portfolio ($bn) 338.0 351.0 362.8 37.0 Owner-occupied (%) 47.6 47.1 46.6 46.3 Investment property loans (%) 44.0 45.2 46.3 51.6 Portfolio loan/line of credit (%) 8.4 7.7 7.1 2.1 Variable rate / Fixed rate (%) 81 / 19 78 / 22 78 / 22 82 / 18 Low Doc (%) 4.2 3.8 3.4 1.1 Proprietary channel (%) 57.5 56.6 55.8 53.2 First Home Buyer (%) 10.9 10.3 9.7 6.0 Mortgage insured (%) 22.2 21.3 20.3 11.6 1H14 2H14 1H15 Average LVR at origination2 (%) 69 70 70 Average dynamic2,3,4 LVR (%) 47 44 43 Average LVR of new loans2,5 (%) 72 71 71 Average loan size ($’000) 223 229 235 Customers ahead on repayments, including offset accounts2,6 (%) 73 73 73 Actual mortgage losses (net of insurance)7 ($m) 45 55 38 Actual mortgage loss rate annualised (bps) 2 3 2 94% of portfolio with dynamic LVR <80% 2 2 1 11 1H15 total portfolio 1H15 IPL portfolio 1H15 Owner Occ. portfolio 1992 total portfolio (last recession) • Portfolio losses of $38m in 1H15 represent an annualised loss rate of 2bps (net of insurance claims7) • Loss rates remain very low by international standards due to supportive economic environment, sound underwriting standards, high levels of borrower equity, mortgage insurance and active collections strategies Australian mortgage loss rates (bps) ASSET QUALITY

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack 0 5 10 15 20 25 30 Behind On Time < 1 Month < 1 Year < 2 Years > 2 Years Mar-14 Sep-14 Mar-15 Mortgage customers continuing to repay ahead of schedule 79 Borrower repayments • Australian mortgage customers continue to display a cautious approach to debt levels, taking advantage of historically low mortgage rates to pay down debt and build buffers – Including mortgage offset account balances, 73% of customers are ahead of scheduled payments, with 23% of these being more than 2 years ahead – Mortgage offset account balances up $3.3bn or 14% (up 29% 1H15/1H14) to $27bn • Credit decisions across all brands are made by the Westpac Group, regardless of the origination channel Serviceability assessment • Loan serviceability assessments include an interest rate buffer, adequate surplus test and discounts to certain forms of income (e.g. dividends, rental income) • Westpac has a minimum assessment rate, often referred to as a floor rate, now set at 7.10% p.a. • The minimum assessment rate is at least 210bps higher than the lending rate and is applied to all mortgage debt, not just the loan being applied for • The minimum assessment rate and buffer has increased from 6.80% p.a. and 180bps respectively 1 Excludes RAMS. 2 Customer loans ahead on payments exclude equity loans/line of credit products as there are no scheduled principal payments. Includes mortgage offset account balances. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due. Australian home loan customers ahead on repayments1,2 (%) Australian mortgage offset account balances ($bn) 73% ahead on repayments 8.0 10.1 11.9 13.0 14.6 16.2 18.4 20.8 23.5 26.8 FY09 FY10 FY11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 ASSET QUALITY

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australian investment property portfolio sound origination profile 80 1 Excludes RAMS. 2 Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. 3 Property valuation source Australian Property Monitors. 4 Average LVR of new loans is based on rolling 6 month window. 5 Self-managed Super Fund (SMSF) IPLs are limited recourse however do require member guarantees. Strong origination standards High levels of equity in the portfolio Loan-to-value ratio at origination1 (%) Applicants by gross income band1(%) 0 5 10 15 20 25 <=50 50<=75 75<=100 100<=125 125<=150 150<=200 200<=500 500<=1m 1m+ Owner Occupied IPL 0 10 20 30 40 50 0-60 60-70 70-75 75-80 80-85 85-90 90-95 95-97 97+ Owner Occupied IPL • Investment property loans (IPLs) are 46.3% of Westpac’s Australian mortgage portfolio • Compared to owner-occupied applicants, IPL applicants are on average older (75% over 35 years), have higher incomes and higher credit scores • 87% of IPLs originated at or below 80% LVR • Majority of IPLs are interest-only, however the repayment profile closely tracks the profile of the principal and interest portfolio . 62% of interest-only IPL customers are ahead on repayments • IPL 90+ days delinquencies 36bps continue to outperform the total portfolio average • IPL portfolio losses represent an annualised loss rate of 2bps (net of insurance claims) – in line with total portfolio losses of 2bps • Self-managed Superannuation Fund balances are a very small part of the portfolio, at 1% of Australian mortgage balances • All IPLs5 are full recourse • Loan serviceability assessments include an interest rate buffer, minimum assessment rate, adequate surplus test and discounts to certain forms of income (e.g. dividends, rental income) • All IPLs, including interest-only loans, are assessed on a principal & interest basis • Specific credit policies apply to IPLs to assist risk mitigation, including . Holiday apartments subject to tighter acceptance requirements . Additional LVR restrictions apply to single industry towns . Minimum property size and location restrictions apply . Restrictions on non-resident lending include lower maximum LVR and discounts to foreign income recognition Australian IPL portfolio 1H15 Average LVR at origination1 (%) 72 Average dynamic1.2,3 LVR (%) 48 Average LVR of new loans1,4 (%) 70 Average loan size ($’000) 292 Customers ahead on repayments, including offset accounts1 (%) 65 ASSET QUALITY

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australian mortgage delinquencies at low levels 81 1 Source ABA Cannex February 2015. - 0.5 1.0 1.5 2.0 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 90+ Past Due Total 90+ First Home Buyer 90+ Investor 30+ Past Due Australian mortgage portfolio 1H14 2H14 1H15 30+ days delinquencies (bps) 128 108 124 90+ days delinquencies (bps) 50 47 47 90+ days delinquencies – investment property loans (bps) 39 37 36 Properties in possession (#) 189 194 263 • Australian mortgage delinquencies have declined given improved serviceability in low interest rate environment • Properties in possession remain <2bps of the portfolio, however have increased, mainly in Qld, where natural disasters and a decline in mining investment have seen weaker conditions • Review of treatment of hardship will likely see a rise in reported delinquencies in future periods Australian mortgages delinquencies (%) 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 ALL NSW/ACT VIC/TAS QLD WA SA/NT Australian mortgages delinquencies by state (%) Westpac Australian mortgage portfolio and system by State (%) 34 27 19 13 7 40 26 17 10 7 44 28 14 9 6 NSW & ACT VIC & TAS QLD WA SA & NT Australian banking system Total Westpac portfolio (all brands) 1H15 Westpac drawdowns (all brands) 1 ASSET QUALITY

ASSET QUALITY

Lenders mortgage insurance

- Lenders mortgage insurance (LMI) provides benefits to the Westpac Group
  - Risk transfer / loss mitigation
  - Improvement in the quality of risk acceptance via the additional layer of independent review provided by the mortgage insurers
- Mortgages are insured through Westpac's captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI), and through external LMI providers, based on risk profile
- WLMI provides the Westpac Group with an increased return on the mortgages it insures through the capture of underwriting profit
- WLMI is strongly capitalised (separate from bank capital) and subject to APRA regulation. Capitalised at 1.47x PCR[1]
- Scenarios indicate sufficient capital to fund claims arising from events of severe stress – estimated losses for WLMI from a 1 in 200 year event are $145m (net of re-insurance recoveries). This is $18m lower compared to 2H14 in line with reductions in WLMI's portfolio

Lenders mortgage insurance

LVR Band	• LVR ≤80% • Low Doc LVR ≤60%	• LVR >80% to ≤ 90% • Low Doc LVR >60% to ≤ 80%	• LVR >90%
Insurance	Not required	Generally insured through captive insurer, WLMI. LMI not required for certain approved borrower groups. LMI required for all Low Doc borrowers where LVR >60% to ≤ 80% Reinsurance arrangements: • 40% risk retained by WLMI • 60% risk transferred through quota share arrangements[2] with Arch Capital Group Limited, Tokio Millennium Re, Everest Re, Endurance Re, Trans Re and AWAC	Insured externally through Arch Capital Group Limited for all new business effective from 18 May 2015 Prior to 18 May 2015, external insurance provided by QBE (Westpac brand) and Genworth (St George and RAMS brands). Existing LMI policies remain in force

Australian mortgage portfolio (%)



79.8
10.0
10.2
Not insured
Insured by third parties
Insured by WLMI 3

Insurance statistics	1H14	2H14	1H15
Insurance claims ($m)	3	6	**1**
WLMI loss ratio[4] (%)	10	27	**5**
Gross written premiums ($m)	24	28	**24**

1 Prudential Capital Requirement (PCR) determined by APRA. 2 For all new business effective from 1 October 2014. 3 Insured coverage is net of quota share. 4 Loss ratio is claims over the total of earned premium plus reinsurance plus exchange commission.

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ASSET QUALITY

Mortgage portfolio stress testing outcomes

- Westpac regularly conducts a range of portfolio stress tests as part of its regulatory and risk management activities
- The Australian mortgage portfolio stress testing scenario presented represents a severe recession and assumes that significant reductions in consumer spending and business investment lead to six consecutive quarters of negative GDP growth. This results in a material increase in unemployment and nationwide falls in property and other asset prices
- Estimated Australian mortgage portfolio losses under these stressed conditions are manageable and within the Group's risk appetite and capital base
  - Cumulative total losses of $2.3bn over three years for the uninsured portfolio (2H14: $2.2bn)
  - Cumulative claims on LMI, both WLMI and external insurers, of $879m over the three years (2H14: $793m)
- WLMI separately conducts stress testing so that it is sufficiently capitalised to cover mortgage claims arising from a stressed mortgage environment
- Preferred capital ranges incorporate buffers at the Westpac Group level that also consider the combined impact on the mortgage portfolio and WLMI of severe stress scenarios

Australian mortgage portfolio stress testing as at 31 March 2015

Key assumptions		Stressed scenario		
	Current	Year 1	Year 2	Year 3
Portfolio size ($bn)	363	350	343	341
Unemployment rate (%)	6.1	11.6	10.6	9.4
Interest rates (cash rate, %)	2.25	0.50	0.50	0.50
House prices (% change cumulative)	0.0	(13.0)	(22.4)	(26.2)
Annual GDP growth (%)	2.5	(3.9)	(0.2)	1.7
Stressed loss outcomes (net of LMI recoveries)[1]				
$m	76[2]	1,065	1,272	273
bps[3]	2	26	32	7

1 Assumes 30% of LMI claims will be rejected in a stressed scenario. 2 Represents 1H15 actual losses of $38m annualised. 3 Stressed loss rates are calculated as a percentage of mortgage exposure at default.

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Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results Funding and Liquidity Comparison of 1H15 versus 2H14 cash earnings basis (unless otherwise stated)

FUNDING & LIQUIDITY

Strong liquidity position

- Westpac's Liquidity Coverage Ratio (LCR) 114%
- The LCR requires banks to hold 100% of their net cash outflows over a modelled 30-day stressed scenario in qualifying liquid assets
  - Westpac held $57bn of eligible High Quality Liquid Assets (HQLA) at 31 March 2015
  - In addition, APRA has approved access to the Committed Liquidity Facility (CLF) for $66bn for calendar year 2015
- $136.7bn in unencumbered liquid assets held at 31 March 2015
  - Securities are eligible for repo with a central bank
  - Sufficient to cover all short term debt outstanding (including long term debt with a residual maturity less than or equal to one year)
  - Sufficient to cover all outstanding debt for 19 months
  - Differs from LCR qualifying liquid assets due to applicable haircuts and eligibility criteria

Liquidity Coverage Ratio ($m)	Pro forma as at 2H14	as at 1H15	% Mov't 1H15 – pro forma 2H14
High Quality Liquid Assets[1] (HQLA)	59	57	(3)
Committed Liquidity Facility[2] (CLF)	66	66	-
Total LCR liquid assets	**125**	**123**	**(1)**
Customer deposits	75	66	(11)
Wholesale funding	20	17	(15)
Other flows[3]	26	25	(7)
Total cash outflows	**121**	**108**	**(11)**
LCR[4]	**103%**	**114%**	**11**

Unencumbered liquid assets ($bn)


Self securitisation
Private securities[5]
Cash, government and semi-government bonds
126.5
58.0
26.0
43.0
134.4
58.1
21.7
54.6
136.7
60.5
19.2
57.0
118.2
1H14
2H14
1H15
Total short term debt outstanding[6] at 1H15

1 Includes HQLA as defined in APS 210, BS-13 qualifying liquids, less RBA open repos funding end of day ESA balances with the RBA. 2 The RBA makes available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity. 3 Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. 4 LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash outflows in a modelled 30 day defined stressed scenario. Calculated on a spot basis. September 2014 LCR is on a pro forma basis. 5 Private securities include Bank paper, RMBS, and Supra-nationals. 6 Includes long term wholesale funding with a residual maturity less than or equal to 1 year.

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| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Sound funding profile, stable sources providing 83% of all funding 86 1 Source APRA Banking Statistics March 2015. 2 Excluding securitisation. 3 FY08 does not include St.George. 4 Equity excludes FX translation, Available-for-Sale Securities and Cash Flow Hedging Reserves. • Stable Funding Ratio maintained at 83.2% as the Group continues to focus on funding growth through stable funding sources • Focus on deposit quality – household deposits grew at system in 1H151 • $15.9bn of term wholesale funding raised in 1H15, with a weighted average term to maturity of 4.6 years2, providing a stable source of funds for the Group • Short term funding maintained at 16.8% of total funding . Weighted average maturity of short term funding portfolio 130 days 43.8 57.7 60.6 60.2 59.7 4.7 7.3 7.4 7.1 7.0 1.3 1.7 1.6 1.7 1.8 10.2 10.7 9.3 9.3 9.7 3.8 5.4 5.0 4.9 5.0 19.7 9.8 9.3 9.7 10.6 16.5 7.4 6.8 7.1 6.2 FY08 FY12 FY13 FY14 1H15 Wholesale Onshore <1yr Wholesale Offshore <1yr Wholesale Onshore >1yr Wholesale Offshore >1yr Securitisation Equity Customer deposits Funding composition by residual maturity (%) Stable Funding Ratio 3 4 63.8% 83.9% 83.2% 82.8% 83.2% Maintaining a stable funding profile FUNDING & LIQUIDITY

FUNDING & LIQUIDITY

Wholesale term issuance well diversified, benefit from broad product capabilities

1H15 new term issuance composition[1] (%)


By type
23
16
4
4
53
Senior Unsecured
Covered Bonds
RMBS
ABS
Subordinated Debt
By tenor[2,3]
41
20
2
1
35
1
1 Year
2 Years
3 Years
4 Years
5 Years
>5 years
By currency
11
10
8
30
41
AUD
USD
EUR
GBP
Other

Australian covered bond issuance[5]


Remaining capacity (8% cap & over-collateralisation) ($bn)
Issued ($bn)
19
16
27
23
24
18
27
25
Peer 1
Peer 2
Peer 3
Westpac

Term debt issuance and maturity profile[1,2,4] ($bn)


Covered Bond
Hybrid
Senior
Govt Guaranteed
Sub Debt
Issuance
Maturities
45
43
25
33
22
33
16
15
24
28
22
17
13
9
FY09
FY10
FY11
FY12
FY13
FY14
1H15
2H15
FY16
FY17
FY18
FY19
FY20
>FY20

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 370 days excluding US Commercial Paper and Yankee Certificates of Deposit. 2 Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. 3 Tenor excludes RMBS and ABS. 4 Perpetual sub-debt has been included in >FY20 maturity bucket. Maturities exclude securitisation amortisation. 5 Sources: Westpac, APRA Banking Statistics March 2015.

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Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results Capital Comparison of 1H15 versus 2H14 cash earnings basis (unless otherwise stated)

CAPITAL

Current capital considerations

Westpac preferred capital range

- Westpac's preferred common equity Tier 1 (CET1) capital range is 8.75% - 9.25%. The management buffer above regulatory minimums takes into consideration
  - The capital conservation buffer (CCB) requirement from January 2016
  - Stress testing to maintain an appropriate buffer in a downturn
  - Quarterly volatility of capital ratios associated with dividend payments
- Given current regulatory uncertainties the Group has decided it is appropriate to move capital ratios to the upper end of the preferred range
  - Issuing shares to satisfy the DRP at a 1.5% discount
  - Partial underwrite of the DRP

Regulatory considerations

- RBNZ changes to risk weighting of investor property loans
- BCBS[2] initial consultation on standardised approach for determining Credit RWA and consults on RWA capital floors for advanced banks. Proposals announced December 2014 with first consultation due mid-2015. BCBS work plan target date for completion end 2015. Implementation date and transition arrangements to be advised
- Awaiting Government and APRA response to provide more information on implementation of FSI recommendations
- Leverage ratio disclosure expected during 2015 and applicable (Pillar 1) from 2018
- FSB[3] undertaking a QIS[4] on TLAC[5] during 2015 with rules for G-SIBs[6] expected to be finalised at G20 summit in 2015. D-SIB impacts unknown
- Risk model enhancements and recalibrations – IRRBB

Common equity Tier 1 capital ratio (%)


Reported CET1 capital ratio
DRP and DRP underwrite
9.3
Westpac's preferred CET1 capital ratio range
8.0
Quartile 4
Quartile 3
Quartile 2
Quartile 1
Regulatory minimum 4.5
D-SIB1 + capital conservation buffer 3.5
8.8
8.8
Revised APRA minimum (from 2016)
Westpac Mar 15 CET1
Westpac Mar 15 Pro-forma CET1

1 Domestic systemically important banks. 2 Basel Committee on Banking Supervision. 3 FSB is Financial Stability Board. 4 QIS is quantitative impact study. 5 TLAC is total loss absorbing capital. 6 GSIB is globally systemically important banks.

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CAPITAL

Capital strength maintained while supporting growth

Key movements in capital

- Organic movements were
  - Cash earnings net of ordinary dividends paid (+109bps)
  - 2014 final dividend (-72bps)
  - Higher RWA from supporting growth in the business (-7bps)
  - Other including higher capitalised expenditure (-6bps), higher regulatory expected loss (-2bps) and other items (-4bps)
- Other items impacting capital in 1H15 included
  - Risk model changes including mortgage risk weights (-19bps)
  - FX translation impact (-14bps)
  - Defined benefit plan revaluation (-6bps)
- 17bps increase in Tier 2 from issue of CNY1.25bn and AUD0.35bn
- Internationally comparable CET1 capital ratio 12.7%. On a total regulatory capital basis the ratio is 16.9%

Key capital ratios (%)

	1H14	2H14	1H15
Common equity Tier 1 capital ratio	8.8	9.0	**8.8**
Additional Tier 1 capital	1.5	1.6	**1.5**
Tier 1 capital ratio	10.3	10.6	**10.3**
Tier 2 capital	1.8	1.7	**1.8**
Total regulatory capital ratio	12.1	12.3	**12.1**
Risk weighted assets (RWA) ($bn)	322	331	**347**
Internationally comparable[1] common equity Tier 1 ratio	13.1	13.1	**12.7**

Common equity Tier 1 (CET1) capital ratio (% and bps)


Organic (+18bps)
8.82
8.97
109
(72)
(7)
(12)
(19)
(14)
(6)
8.76
12.73
Other items (-39bps)
31 Mar 14 Basel III
30 Sep 14 Basel III
Cash Earnings
Final ordinary dividend
RWA movement
Other
Model changes[3]
FX translation
DB plan changes
31 Mar 15 Basel III
31 Mar 15 Int'l Comp[1]

WBC CET1 capital ratio not impacted by wealth leverage[2,3] (%)


8.76
0.2
8.14
0.6
8.60
0.5
8.28
Westpac
Peer 1
Peer 2
Peer 3

1 Based on PwC report, refer slide 92 for definition of internationally comparable. 2 Reflects APRA clarification that holding companies are now part of the Level 2 Group for regulatory purposes. Transitional arrangements are in place. 3 Includes the impact of change to mortgage PDs of 22bps and other smaller model changes. 4 Peer 1,2 and 3 are as at 31 December 2014.

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| Westpac Group Half Year 2015 Presentation & Investor Discussion Pack Internationally comparable CET1 capital ratio in top quartile of global peers 91 Source: Company reports and investor presentations. 1 Based on internationally comparable, refer slide 92 for definition. 2 As at 31 March 2015. 3 As at 31 October 2014. 4 As at 31 December 2014. 5 As at 30 September 2014. Global peer comparison of Basel III pro forma CET1 capital ratios1 (%) 12.7 Handelsbanken SEB Nordea Danske Bank DnB UBS CBA Intesa Sanpaolo Lloyds WBC ANZ United Overseas Bank Deutsche Bank DBS Rabobank Natixis NAB HSBC RBS Sumitomo Mitsui Goldman Sachs Standard Chartered Scotiabank Macquarie Mitsubishi UFG Morgan Stanley Barclays BNP Paribas OCBC Credit Agricole SA Citigroup Wells Fargo Societe Generale BBVA Banco Popular CIBC Bank of Montreal JPMorgan Chase Unicredit Royal Bank of Canada Santander Bank of America TD Bank Commerzbank Miziho FG 3 4 5 5 4 3 4 4 4 4 4 4 4 4 3 4 4 3 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 4 5 3 4 4 4 4 2 4 4 CAPITAL

CAPITAL

Internationally comparable capital ratio

- APRA has a conservative stance in setting capital standards, resulting in a significant variance between capital measured under APRA and the Basel III Framework
- In August 2014 the ABA[1] released a report prepared by PwC titled "International comparability of capital ratios of Australia's major banks". This report sets out the basis for an internationally comparable CET1 capital ratio for the major Australian banks, using the findings from the BCBS March 2014 report on its assessment of Basel III regulations in Australia, and other items identified by PwC as areas where APRA's implementation is different to other jurisdictions
- This table reconciles Westpac's APRA CET1 capital ratio with the internationally comparable CET1 capital ratio

		2H14	1H15
Westpac's CET1 capital ratio (APRA basis)		**8.97%**	**8.76%**
Capital deductions	APRA requires 100% deductions from capital for DTA, intangibles relating to capitalised expenses and all investments (e.g. financial institutions, funds management and insurance subsidiaries). The Basel Framework allows a concessional threshold before these deductions apply. Assets below the threshold can be risk weighted	112bps	115bps
Mortgage loss given default (LGD) 20% floor	The Basel Framework imposes a 10% floor in downturn loss given default (LGD) models used for residential mortgages, whereas APRA imposes a 20% floor. A 15% flat LGD is has been assumed as a reasonable proxy	47bps	52bps
Specialised lending	APRA rules for "specialised lending" (corporate lending to project finance, certain real estate exposures, commodity finance, etc) are more conservative than those contained in the Basel Framework and / or which are applied by most other prominent jurisdictions	64bps	61bps
Interest rate risk in the banking book (IRRBB)	APRA's rules require the inclusion of IRRBB within Pillar 1 RWA for banks using Advanced Internal Ratings Based (AIRB) approaches. IRRBB is not required to be assessed under Pillar 1 in the Basel Framework. It is highlighted as a risk that may be taken into account in assessing Pillar 2 capital ratios	20bps	4bps
Undrawn corporate lending EAD[2]	APRA's rules typically require AIRB banks to risk weight 100% of undrawn commitments in the AIRB bank's corporate loan book. It is considered reasonable to apply the Foundation Internal Ratings Based (FIRB) conversion factor of 75% to the undrawn commitments in the AIRB banks corporate loan books	34bps	36bps
Unsecured corporate lending LGD	It is considered reasonable to apply the FIRB assumption of 45% LGD to unsecured corporate lending, which is typically lower than the APRA-approved LGD. This brings Australian banks more in line with banks in other jurisdictions	68bps	60bps
Expected loss adjustment	The amount of expected loss in excess of eligible provisions needs to be adjusted as a result of the RWA adjustments above	20bps	21bps
Other	Other minor items and interaction effects between capital and RWA adjustments	47bps	48bps
Internationally comparable CET1 capital ratio		**13.09%**	**12.73%**

1 ABA is Australian Bankers Association. 2 EAD is exposure at default.

92 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack RWA movements 93 1 Credit RWA movements impacted by rounding. RWA movements RWA movements ($bn) Credit RWA movements ($bn)1 Credit RWA movements ($bn)1 272.0 281.5 303.0 7.4 5.4 9.0 1.9 (2.2) 1H14 2H14 Methodology changes Translation impacts Net growth Credit quality Mark-to-market related credit risk 1H15 Up 7.7% 272.0 281.5 303.0 7.3 10.3 1.3 1.4 0.8 1.9 (0.8) (0.7) 1H14 2H14 Corporate Business lending Residential mortgages Small business Other retail Standardised Mark-to-market Other 1H15 Up 7.7% 322.5 331.4 346.8 21.6 0.8 (1.1) (5.7) (0.2) 1H14 2H14 Credit risk Market risk Operational risk IRRBB Other 1H15 Up 4.7% • Total RWA increased 4.7% • Credit RWA increased 7.7% or $21.6bn - $7.4bn from methodology changes including $8.5bn from changes in probability of default (PD) estimates for mortgages - $5.4bn from translation impacts of the lower A$ - $9.0bn supporting business growth • Lower interest rate risk in the banking book (IRRBB) due to a reduction in exposure to interest rate movements and a higher embedded gain from lower market interest rates • Market risk RWA down $1.1bn primarily due to lower market volatility • Operational risk RWA up $0.8bn (3%) CAPITAL

CAPITAL

Actively managing capital across Group and business units to optimise returns

Actively managing returns

- Returns impacted by methodology change for derivative adjustments in 1H15. Before derivative adjustments ROE 16.2%
- Continue to refine capital allocation model with more capital allocated to divisions in 1H15
- Capital held centrally includes: surplus capital, capital for Treasury, and capital for next dividend payment
- ROTE declined as cash earnings was lower and there was a 3% increase in the value of average tangible equity

ROE and CET1 capital ratios (%)



CET1
ROE
8.7
9.1
8.8
9.0
8.8
16.1
15.8
16.5
16.4
15.8
1H13
2H13
1H14
2H14
1H15

Return on average interest-earning assets (AIEA) (%)

	1H14	2H14	1H15	1H15[1]
Net interest margin	2.11	2.06	2.05	2.05
Non-interest income	1.00	0.95	0.91	0.95
Operating income	3.11	3.01	2.96	3.00
Operating expenses	(1.28)	(1.26)	(1.26)	(1.26)
Cash earnings (ROA[2])	1.19	1.17	1.12	1.14
Leverage (AIEA/AOE[3])	13.85	14.01	14.16	14.16
ROE	16.5	16.4	15.8	16.2

Allocated capital and ROTE

Division	2H14		1H15		
	Capital ($m)	ROTE (%)	Capital ($m)	ROTE (%)	Comments on movements in allocated capital
Group[4]	36,441	21.1	**37,399**	**20.3**	
Westpac RBB	9,905	26.8	**10,983**	**24.7**	Increased mortgage from model review and business lending growth
St.George	7,630	21.1	**7,973**	**21.1**	Increase in mortgage, offset by reduction in business stressed exposures
BTFG	2,850	32.1	**3,090**	**29.3**	Increased capital in funds management (ORFR[6]) and growth
WIB	8,119	17.6	**8,367**	**15.0**	Uplift in lending
Westpac NZ ($A)	3,778	21.0	**3,619**	**22.9**	Lower capital due to review of regulatory capital loadings
Other[5]	4,159	7.0	**3,367**	**6.1**	Capital for dividend & Treasury. More allocated to divisions in 1H15

1 1H15 adjusted for the impact of methodology changes to derivative adjustments. 2. ROA is return on average interest-earning assets. 3 AOE is average ordinary equity. 4 Capital for the Group is average ordinary tangible equity. 5 Other includes Group Businesses including Treasury and Westpac Pacific. 6 Operational risk financial requirements (ORFR) imposed by APRA on funds management businesses.

94 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results DIVISIONAL SUMMARY Comparison of 1H15 versus 2H14 cash earnings basis (unless otherwise stated)

DIVISIONAL SUMMARY

Differentiated by our strong portfolio of brands

WRBB	**Westpac Retail & Business Banking** Australian national brand for consumer and business banking, SMEs and commercial customers under the Westpac brand
SGB	**St.George Banking Group** Australian local brand for consumer, business and commercial banking customers under the St.George, BankSA, Bank of Melbourne and RAMS brands
BTFG	**BT Financial Group** Australian Wealth and Insurance division with $103bn funds under management and $118bn funds under administration at 31 March 2015
WIB	**Westpac Institutional Bank** Leading Australasian institutional bank, with branches and representative offices in Australia, US, UK and Asia
Westpac NZ	**Westpac New Zealand** Banking and wealth services to consumers, businesses and institutions in New Zealand

Contribution to 1H15 cash earnings (%)


36
22
12
17
11
2
Westpac RBB
St.George Banking Group
BT Financial Group
Westpac Institutional Bank
Westpac NZ
Other[1]

Key statistics for 1H15

Division	Cash earnings 1H15 ($m)	Cash earnings 1H15-2H14 % change	Core earnings 1H15-2H14 % change
Westpac RBB	1,350	2%	2%
St.George	837	4%	3%
BT Financial Group	451	(2%)	(2%)
Westpac Institutional Bank	624	(13%)	(9%)
Westpac NZ (in A$)	413	4	5
Other[1]	103	(30)	(11)

1 Other includes Group Businesses (including Treasury) and Westpac Pacific.

96 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

WRBB

WRBB delivers another disciplined 1H15 result

Cash earnings movement 1H15 - 1H14 ($m)


1,253
125
19
(46)
16
(37)
1,330
61
5
(29)
(11)
(6)
1,350
Up 6%
Up 2%
1H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H15

Key financial metrics

	1H14	2H14	1H15		Change on 2H14
Revenue ($m)	3,625	3,769	**3,835**	↑	2%
Net interest margin (%)	2.37	2.40	**2.41**	↑	1bp
Expense to income (%)	44.4	43.9	**43.9**	-	0bp
Customer deposit to loan ratio (%)	58.4	60.0	**60.5**	↑	49bps
ROTE (%)	26.6	26.8	**24.7**	↓	(213bps)[1]

Key financial metrics 1H15 - 2H14

Cash earnings	↑	2%	• Up $20m to $1,350m
Core earnings	↑	2%	• Up $37m to $2,150m with 2% revenue growth
Net interest income	↑	2%	• Up $61m to $3,100m • 3% asset growth: mortgages up 3% and business lending up 1% • 3% deposits growth with system growth in household deposits[2], delivering a 49bps uplift in deposit to loan ratio to 60.5%
Net interest margin	↑	1bp	• Asset spread compression of 7bps due to competitive pricing for new business • Deposit spreads up 6bps due to market pricing of at call and term deposits • Lower wholesale funding costs of 2bps
Non-interest income	↑	1%	• 7% growth in FX revenue through leveraging WIB partnership • Uplift in merchant and trade activity revenue
Expenses	↑	2%	• Salary, lease and investment cost increases • Partly offset by productivity benefits from improved processes, Bank Now and Connect Now transformation, and more customers using self-service through Westpac Live and Smart ATMs
Impairment charges	↑	5%	• Up $11m to $221m • Higher consumer impairments in line with seasonal trends, offset by improved quality in business lending portfolio

1 ROTE down in 1H15 with more capital allocated to the division, including more capital being applied to mortgages. 2 APRA Banking Statistics, March 2015.

97 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack WRBB consistently delivering high quality results 98 45.5 44.5 44.4 43.9 43.9 1H13 2H13 1H14 2H14 1H15 341 359 361 369 379 1H13 2H13 1H14 2H14 1H15 252 256 262 271 278 56.3 58.2 58.4 60.0 60.5 1H13 2H13 1H14 2H14 1H15 1,143 1,217 1,253 1,330 1,350 1H13 2H13 1H14 2H14 1H15 1,873 1,982 2,015 2,113 2,150 1H13 2H13 1H14 2H14 1H15 3,438 3,570 3,625 3,769 3,835 1H13 2H13 1H14 2H14 1H15 Revenue ($m) Expense to income ratio (%) Revenue per FTE ($’000) Core earnings ($m) Cash earnings ($m) Loans ($bn) and customer deposit to loan ratio (%) WRBB

WRBB

A leading customer franchise driving growth

Consumer banking highlights

- Leading customer franchise maintained with equal #1 in customer satisfaction[1] of the majors, record customer growth, maintained market leading wealth penetration[2] position, and delivered a 34% reduction in customer complaints
- Continuing to meet customer needs 24/7 and enabling: more self-service with 80 Bank Now branches (up 19) representing 12% of branches[3]; Smart ATMs now 23% of ATM network; Premium 24/7 call centre; and migrated a further 0.4m customers to Westpac Live platform (3.1m customers now on it)
- 5% uplift in digital sales supported by digital identify verification and one click sales capability
- Winner: Best Retail Bank in Australia and Asia-Pacific, and Best Wealth Management Business at the Asian Banker Excellence in Retail Financial Services International Awards; voted No. 1 bank and lender for overall broker service and value by the Adviser annual Third Party Banking Report

Business banking highlights

- Equal #1 in business customer satisfaction of the majors[4], #1 NPS overall business and SME[5]
- Continuing to enhance our business bank offering with 0.3m customers migrated to Westpac Live platform; Connect Now our video conferencing facility is in 332 sites (up 240) representing 46% of sites[6] (enhancing the Westpac Local model, with more access to business banking specialists via video conference)
- Small Business Banking unit delivered 17% of WRBB's total revenue in 1H15, with revenue growth of 3%
- Successful partnership model with WIB providing increased access to FX, foreign accounts and debt markets products. FX revenue up 20%
- Winner: Business banking excellence recognised through awards - AB+F Best Business Bank; AB+F Best Service Business Bank; AB+F Best Business Banking at Branch; Roy Morgan Major Business Bank of the Year (2014 calendar year) for fourth year in a row

Key performance metrics

	1H14	2H14	1H15		Change on 2H14
Total customers (#m)	6.20	6.28	6.40	✔	2%
Business customers (#000)	743	752	776	✔	3%
Active digital customers (#m)	2.53	2.63	2.70	✔	3%
Total branches (#)	841	840	835		(1%)
Bank Now % of branches[3]	5	9	12	✔	3ppts
Smart ATMs % of ATM network	16	21	23	✔	2ppts
Connect Now enabled sites[6] (%)	5	13	46	✔	33ppts
Average products per customer[7] (#)	3.14	3.08	3.04	x	(1%)
Customers with Wealth product[2] (%)	21.9	21.9	21.8	x	(10bps)
Overall consumer NPS[8]	4th	3rd	3rd	-	-
Overall business NPS[5]	3rd	1st	1st	✔	-
Service quality[9] (complaints #000)	26.2	20.0	13.3	✔	(34%)
Women in leadership[10] (%)	45	47	46	x	(1ppt)

1 Refer slide 145 for customer satisfaction details. 2 Refer slide 145 for wealth metrics provider details. 3 Branches excluding instores. 4 Refer slide 145 for business satisfaction details. 5 Refer slide 144 for business NPS. 6 Sites includes branches and standalone business banking centres and excludes instores. 7 Refer slide 145 for average products per customer metrics. 8 Refer slide 144 for consumer NPS. 9 Complaints 1H14/2H14 restated with BT complaints historically captured and reported within WRBB channel now reported in BT channel. 10 Spot number as at balance date.

99 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Transformation of network delivering gains 100 1 Size calculations and rent savings excludes new branches, kiosks and instore conversions. 2 Transaction redirection to self-service device – Before (3months average pre opening), After (all months average post opening, excludes month in which it opens). 3 Percentage of deposits at branches with Smart ATMs. Bank Now improvements delivered Active digital customers (#m) Sales FTE / Total FTE (%) Digital sales (#’000) Deposits through Smart ATMs3 (%) Branch transactions (#m) WRBB % change post opening Branch size reduction1 (m2) . 27 Rent savings1 . 12 Counter deposit transactions (#) . 29 Counter withdrawal transactions (#) . 19 Transactions redirected to Smart ATM’s2 (#) . 519 21.5 20.4 19.9 18.4 2H13 1H14 2H14 1H15 2.45 2.53 2.63 2.70 2H13 1H14 2H14 1H15 107 135 145 152 2H13 1H14 2H14 1H15 10 16 23 1H14 2H14 1H15 52 55 57 59 2H13 1H14 2H14 1H15

1H15 delivered 4% cash earnings growth

Cash earnings movement 1H15 – 1H14 ($m)



769
121
13
(65)
(20)
(12)
806
14
9
11
12
(15)
837
Up 5%
Up 4%
1H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H15

Key financial metrics

	1H14	2H14	1H15		Change on 2H14
Revenue ($m)	1,956	2,090	**2,113**	↑	1%
Net interest margin (%)	2.27	2.30	**2.28**	↓	2bps
Expense to income (%)	38.2	38.9	**37.9**	↓	94bps
Customer deposit to loan ratio (%)	54.7	55.6	**54.4**	↓	116bps
ROTE (%)	22.0	21.1	**21.1**	↓	(2bps)

Key financial metrics 1H15 – 2H14

Cash earnings	↑	4%	• Up $31m to $837m
Core earnings	↑	3%	• Up $34m to $1,312m with 1% revenue growth
Net interest income	↑	1%	• Up $14m to $1,840m • Lending up 3% primarily mortgages (above system[1]) and auto finance growth. Business lending flat with 7% increase in new lending offset by portfolio run-off • Deposits up 1%, with most of the rise in consumer savings and transaction accounts
Net interest margin	↓	2bps	• Margins down 2bps to 2.28% • Asset spreads declined by 5bps from strong competition for new lending • Cost of liquidity and capital higher by 3bps • Partly offset by 6bps deposit spread improvement
Non-interest income	↑	3%	• Repricing business line fees including for undrawn commitments. Auto finance fees also higher
Expenses	↓	1%	• Expenses down 1% • Productivity initiatives including benefits from branch optimisation and Lloyds synergies • Offset increases from FreshStart branch rollout • Some benefit from timing of investment spend
Impairment charges	↓	9%	• Impairment charges down $12m to $116m • Business impairment charges were $41m lower • Offset slightly higher consumer impairments reflecting seasonality in unsecured delinquencies

1 RBA Financial Aggregates, March 2015.

101 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack St.George building strong track record for delivering 102 Cash earnings contribution (%) Cash earnings ($m) Core earnings ($m) Expense to income ratio (%) Revenue per FTE ($’000) Loans ($bn) and customer deposit to loan ratio (%) 688 699 769 806 837 1H13 2H13 1H14 2H14 1H15 38.5 37.8 38.2 38.9 37.9 1H13 2H13 1H14 2H14 1H15 149 153 162 168 174 56.4 58.1 54.7 55.6 54.4 1H13 2H13 1H14 2H14 1H15 358 370 367 377 378 1H13 2H13 1H14 2H14 1H15 1,108 1,167 1,209 1,278 1,312 1H13 2H13 1H14 2H14 1H15 67 8 14 5 6 STG BoM BankSA RAMS Lloyds

st.george

St.George delivering across key metrics

st.george | bankSA | Bank of Melbourne | RAMS

Consumer banking highlights

- Customer service revolution and continued innovation is delivering a better customer experience. Customer satisfaction[1] and NPS[2] equal to or ahead of all the majors, delivered strong customer growth, and reduced complaints by 6%
- Continuing to meet customer needs with 30 more FreshStart branches[3] (60% of branches) and enabling more self-service. Smart ATMs now represent 39% of ATM network
- Continued to focus on simplification of processes including 'Time to First Yes' (65% now approved in branch within one hour); and deliver innovative digital mobility solutions that support customer needs including: biometric authentication on mobiles, Smartwatch capability and piloting iBeacon technology
- Winner: Asian Banker best mobile Phone banking initiative for 2015; AIMIA best smartphone or table application in financial services 2015; Money Magazine best app 2015

Business banking highlights

- Business Connect (our innovative distribution model providing efficient access to specialists using online, video and mobile channels) is underpinning a growing SME business
  - Now rolled out to 243 sites[4] (55% of sites)
  - Benefits include: increasing customer facing time for business bankers from 30% to 70%; supporting business lending growth and strong customer growth of 4%
- Lloyds integration progressing well with revenue, core and cash earnings all higher

Key performance metrics

	1H14	2H14	1H15		Change on 2H14
Total customers (#m)	3.55	3.61	**3.71**	✓	3%
Business customers[5] (#'000)	366	381	**398**	✓	4%
Active digital customers (#m)	1.28	1.33	**1.37**	✓	2%
Total branches (#)	446	452	**431**		(5%)
FreshStart % of branches[3]	33	51	**60**	✓	9ppts
Smart ATMs % of ATM network	27	33	**39**	✓	6ppts
Business Connect % of sites[4]	44	52	**55**	✓	3ppts
Avg. products per customer[6] (#)	2.61	2.64	**2.63**	x	(0.3%)
Customers with a wealth product[7] (%)	16.1	17.1	**17.1**	-	0bps
Overall consumer NPS[2]	1st	1st	**=1st**	✓	Steady
Overall business NPS[8]	1st	1st	**3rd**	x	Down 2
Service quality complaints (#'000)	11.1	9.9	**9.3**	✓	(6%)
Women in leadership[9] (%)	45	48	**48**	-	0ppt

1 Refer slide 145 for consumer satisfaction details. 2 Refer slide 144 for consumer NPS details. 3 Branches excludes instores 4 Sites includes branches and standalone business banking centres but excludes instores. BoM included in analysis for the first time. 5 Includes Lloyds customers. 6 Refer to slide 145 for average products per customer metrics details. 7 Refer to slide 145 for wealth metrics provider details. 8 Refer to slide 144 for business NPS details. 9 Spot number as at balance date.

103 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

st.george

Investment, innovation and customer focus delivering sustainable growth across brands

st.george bankSA Bank of Melbourne RAMS

Strong customer growth (#m)



Includes Lloyds
3.22
3.26
3.55
3.61
3.71
1H13
2H13
1H14
2H14
1H15

Bank of Melbourne continuing to grow market share

- Positive cash earnings growth supporting expansion
- Branches/instores (up 7)
- Strong household deposits up 12% to $6.2bn, mortgages up 10% to $19.7bn and total lending up 8% to $25.8bn
- 7% lift in customer numbers
- Strong engagement with the Victorian community including: a partnership with Melbourne City Mission; Bank of Melbourne Neighbourhood Fund and Local Project; presenting partner of Melbourne Food and Wine Festival

Lloyds acquisition a solid performer

- Acquired capital finance business from Lloyds in FY14
- Integration program is progressing well
  - Auto finance dealers now migrated to single St.George origination platform
  - Integrated collections, customer service and risk functions
- Customer growth of 2.4% with new business volumes and margins remaining strong
- Product innovation to enhance customer experience
  - iPad app that allows dealers to navigate quickly through settlement processes
  - Customers can self-serve payout details

Stressed assets as % of TCE (%)



2.8
2.3
1.8
1.6
1.3
1H13
2H13
1H14
2H14
1H15

Maintaining an innovation edge

- Leverage strong heritage of digital capability
  - First internet banking[1] (1995)
  - Real time banking[1] (1996)
  - First to send SMS alerts[1] (2003)
  - First savings/transaction accounts opened via mobile devices[1] (2010)
  - First to deliver biometric authentication via mobile devices[2] (2014)
- Providing innovative customer solutions
  - Credit and debit card application and activation via mobile (2012)
  - Personal loans on mobile (2013)
  - Ability to view e-statements via mobile (2013)
  - Piloting iBeacon identification of customers in branches (2015)

Customer-faced transformational agenda continuing

- Development of 'Our Service Promise' program which included
  - Establishment of key service behaviours and staff empowerment model
  - Successful national roll-out with all staff attending immersion sessions around Australia
- Reinvigoration of branch network model through FreshStart now rolled out to 253 branches[3] (60% of branches)
- Business Connect, providing SME customers access to expert bankers now rolled out to 243 sites[4] (55% of sites)

1 First in Australia. 2 First bank in the world. 3 Branches excludes instores. 4 Sites is branches and business banking centres and excludes instores. We have included BoM sites in analysis for first time.

104 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

BT Financial Group

Consistent wealth results up 2% (up 7% before performance fees)

Cash earnings movement ($m)


Revenue up $15 (1%)
441
86
(77)
27
(49)
28
2
0
(7)
451
Up 2%
1H14
Funds income
Performance fees
Insurance income
GI claims
Capital & other income
Expenses
Impairment charges
Tax and NCI
1H15

Key financial metrics

	1H13	1H14	1H15		Change on 1H14
Revenue ($m)	1,133	1,325	**1,340**	↑	1%
Expense to income (%)	52.7	50.6	**49.9**	↓	(72bps)
ROTE (%)	25.4	31.2	**29.3**	↓	(194bps)
FUM ($bn)	65.7	82.1	**103.3**	↑	26%
FUA ($bn)	95.5	106.8	**125.0**	↑	17%

Movement 1H15 - 1H14

BTFG cash earnings tend to be seasonal, given insurance claims and fund activity, and are best compared to prior corresponding period (1H14)

Funds management income	↑	1%	• Funds management income up 1%, and up 9% when adjusted for BTIM performance fees • Maintained lead FUA position with all platforms market share[1] ranked #1 at 19.9% • Strong FUM/FUA supported by positive net flows, impact of FX and a rise in asset markets • Private wealth up 13% driven by growth in mortgage lending • Partly offset by significant BTIM performance fee income from JOHCM in 1H14 not matched in 1H15
Insurance income	↓	9%	• Insurance income down $22m • Higher claims mostly from Brisbane hail storm and Cyclone Marcia ($51m) • Life in-force premium and General Insurance gross written premiums up 13% and 8% respectively
Capital & other income	↑	90%	• Higher income driven by returns on invested capital and a rise in retained earnings
Expenses	-	0%	• Investment costs up $3m driven by investment in Panorama and increase in planner numbers • Other expenses down $5m, driven by a reduction in performance fees, partly offset by higher volumes

1 Plan for Life as at 31 December 2014.

105 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

Franchise growth continues

Cash earnings movement ($m)



Revenue up $2 (flat)
459
9
31
5
(67)
24
(15)
6
(1)
451
Down 2%
2H14
Funds income
Performance fees
Insurance income
GI claims
Capital & other income
Expenses
Impairment charges
Tax and NCI
1H15

Key financial metrics

	1H14	2H14	1H15		Change on 2H14
Revenue ($m)	1,325	1,338	**1,340**	-	0%
Expense to income (%)	50.6	48.8	**49.9**	↑	105bps
ROTE (%)	31.2	32.1	**29.3**	↓	(285bps)
FUM ($bn)	82.1	89.0	**103.3**	↑	16%
FUA ($bn)	106.8	112.7	**125.0**	↑	11%

Movement 1H15 - 2H14

Funds management income	↑	4%	• Funds management income up 4%, up 1% when adjusted for BTIM performance fees • Asset markets stronger positively impacting FUM/FUA related income across platforms, superannuation and asset management • Private wealth up 5% driven by 5% growth in mortgage lending • In BTIM, 100% of JOHCM funds returning above benchmark in 3 and 5 year periods resulting in higher performance fee income
Insurance income	↓	21%	• Insurance income down $62m • Higher seasonal claims experience including Brisbane hail storms and Cyclone Marcia • Life in-force premiums and General Insurance gross written premiums up 4% and 5% respectively
Capital & other income	↑	69%	• Higher income driven by higher returns on invested capital and a rise in retained earnings
Expenses	↑	2%	• Expenses up $15m reflecting higher volumes and BTIM performance fees partly offset by productivity benefits

106 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Growth across funds management business

FUM and FUA drivers

- FUM related revenue increased 9% on 2H14 supported by
  - Positive foreign exchange translation impacts for funds held outside Australia by JOHCM and revaluation of Ascalon seed pool
  - Above benchmark for 5 year performance: 90% Advance, 97% BTIM and 100% JOHCM
  - BT Super for Life retail FUM up 16% to $5.7bn
- FUA related revenue increased 4% on 2H14
  - Asgard Infinity up 22% to $8.7bn supported by positive flows
  - BT Wrap/Asgard platforms FUA increased 11%
  - Improved markets contributed $10bn to FUA balances
  - Asset class investment allocation held consistent

FUA ($bn)



BT Wrap/Asgard
Corporate Super
Other
Up 17%
95.5
102.7
106.8
112.7
125
3.8
4.0
3.0
2.9
3.4
14.7
15.9
17.2
18.1
20.1
77.0
82.8
86.6
91.7
101.5
1H13
2H13
1H14
2H14
1H15

FUM ($bn)



BTIM (exc. JOHCM)
JOHCM
Advance
Retail super/other
Up 26%
65.7
76.2
82.1
89.0
103.3
15.9
17.5
18.0
18.0
19.5
18.3
20.8
23.0
25.2
28.8
14.4
20.5
24.1
27.7
35.1
17.1
17.4
17.0
18.1
19.9
1H13
2H13
1H14
2H14
1H15

FUA by asset class (%)



Equities Aust
Equities Intl.
Property
Cash
Fixed interest
Other inc. diversified
8
13
19
5
17
38
5
13
19
5
18
40
6
12
19
5
18
40
6
12
19
5
19
39
8
12
18
4
19
39
1H13
2H13
1H14
2H14
1H15

107 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Insurance portfolio continues to expand 108 1 Plan for Life December 2014. Premiums ($m) Insurance loss rates (%) Life insurance individual new sales market share1 (%) Life insurance lapse rates1 (%) 218 227 235 246 685 734 792 827 2H13 1H14 2H14 1H15 General insurance gross written premiums Life in-force premiums 31 45 32 62 32 29 30 34 2H13 1H14 2H14 1H15 General insurance loss rate Life insurance loss rates 5% 10% 15% 20% Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 WBC Peer 1 Peer 2 Avg of next Top 4 10% 15% 20% Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 WBC Peer 1 Peer 2 Peer 3 Up 13% Up 8%

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Strategy driving long term growth 109 Panorama – a 360 degree view Advice – lifting professional standards • Helping customers across the banking network • Strong focus on innovation, enhancing customer experience and increasing digital – SMS alert to customers before a major storm reminding them of what to do if they need us • Expanding General Insurance reach and consolidating Motor, Travel and Business Insurance products through new Allianz partnership – Offering customers wider product range and greater digital access – Westpac General Insurance will continue to offer its own Home & Contents cover • Restructured Lenders Mortgage Insurance arrangements to improve customer service with no change to risk appetite Insurance – continued targeted growth • Delivering new initiatives to improve the client experience, adviser professionalism and transparency – Launched Adviser View, an online adviser register giving customers the power to search, share and compare financial advisers, provide comments and rate their financial adviser. Average rating for advisers is 4.86 out of 5, over 1,000 pieces of customer feedback to date – Rolled out Advice Commitment (customer charter) providing an upfront overview on what clients can expect from us – Raising the bar on minimum education and professional standards. By the end of 2019 all advisers will be required to hold a Certified Financial Planner, Fellow Chartered Financial Planner Practitioners or Masters of Financial Planning – Continued focus on strengthening our risk and control framework • Panorama, BT's new investment platform, will provide advisers and clients with a 360-degree view of their wealth across investments, superannuation, insurance and banking, allowing them to actively manage, access and report their wealth • Cash Hub launched a year ago. FUM now exceeds $1 billion and 1,363 advisers registered to date • Supports SMSF investors by connecting accountants and other SMSF professionals and facilitating compliance, tax and consolidated reporting • Ongoing investment in Panorama will provide sustainable productivity in future years • The latest addition to Panorama, BT Managed Portfolios, offers a simple way to access shares, managed funds and cash investments through a range of professionally managed portfolios, and removes the need to individually research, monitor or trade assets. Key milestones – including those already delivered and upcoming – are set out below Delivered To be delivered 2017 • Cash Hub • Managed Portfolios • Investment and SMSF Platform • Enhanced investor/adviser experience • Superannuation migrations • Retail and Wrap Platform migration 2014

BT Financial Group

Solid performance across key metrics

Delivering on the service revolution

- Life Insurance claims team consistently rated Claims Management Analysis Programme A+ since 2011. CMAP is an independently conducted assessment of our claims department providing transparent analysis of operations and measuring the client claims 'experience'
- Home & Contents Fast Track Program expanded to include additional products reducing average claims processing time from 64 to 30 days
- Online Investing One Click launched, delivering pre-population of data, signature free account applications and straight through processing
- Continued roll out of digital video statements for BT Super for Life providing members with a personalised video, addressing the member by name and confirming their superannuation balance. Initiative won Money Magazine's Best Innovative Investing Product

FUM / FUA

	Average		Period end	
	$bn	1H15 – 2H14 % mov't	$bn	1H15 – 1H14 % mov't
Retail FUM	17.4	4	18.2	10
Institutional FUM	24.7	7	26.3	20
Wholesale FUM	53.5	15	58.8	35
Total FUM	**95.6**	**11**	**103.3**	**26**
BT Wrap / Asgard FUA	96.2	6	101.5	17
Corporate Super	19.0	6	20.1	17
Other FUA	2.9	10	3.4	13
Total FUA	**118.1**	**6**	**125.0**	**17**

Key performance metrics

	1H14	2H14	1H15		Change on 2H14
Wealth penetration[1] (WBC Group)	19.7	20.0	**20.0**	-	0%
Planners (salaried & aligned) (# spot)	1,195	1,220	**1,222**	✓	0%
BT Super for Life (retail) customers (#'000)	432	466	**478**	✓	3%
Platform market share[2] (including Corporate Super) (%)	19.7	19.7	**19.9**	✓	1%
Retail market share[2] (exc. cash) (%)	18.4	18.4	**18.8**	✓	2%
Life Insurance market share[3] (%)	10.8	11.4	**11.6**	✓	19bps
Home & contents market share[4] (%)	5.2	5.5	**5.6**	✓	10bps
Women in leadership[5] (%)	41	44	**43**	×	(1ppt)

1 Refer slide 145 for wealth metrics provider. 2 Plan for Life, All Master Funds Admin as at December 2014 (for 1H15), as at June 2014 (for 2H14) and as at December 2013 (for 1H14) and represents the BT Wealth business market share at these times. 3 Plan for Life (Individual Risk) rolling 12 month average. New sales includes sales, premium re-rates, age and CPI indexation December 2014. 4 Internally calculated from APRA quarterly general insurance performance statistics, February 2015. 5 Spot number as at balance date.

110 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Institutional Bank

Lower WIB earnings impacted by derivative adjustments

Cash earnings movement ($m)


717
(2)
67
(25)
(23)
(25)
709
(85)
624
Down 1%
Down 13%
2H14
Net II
Non-II
Expenses
Impairments
Tax & NCI
1H15 (adjusted)
Derivative adjustments
1H15

Core earnings movement ($m)


964
(2)
67
(25)
1,004
(122)
882
Up 4%
Down 9%
2H14
Net II
Non-II
Expenses
1H15 (adjusted)
Derivative adjustments
1H15

Movement 1H15 – 2H14

Cash earnings	↓ 13%	• Lower cash earnings mainly due to the impact of methodology changes to derivative adjustments that reduced cash earnings by $85m • Excluding this impact, WIB's cash earnings were down 1%
Core earnings	↓ 9%	• Excluding the impact of derivative adjustments, core earnings were up 4%
Net interest income	- flat	• Average interest-earning assets up 6%. Growth was supported by a lift in lending, with net loans up 6% • Deposits down 4%, as the business did not pursue lower LCR value deposits • Growth was offset by margin compression as competitive industry pressures remain
Net interest margin	↓ 11bps	• Lower net interest margin reflects continued competition, in particular for lending assets
Non-interest income	↓ 8%	• Excluding the impact of derivative adjustments, non-interest income was up 9%, supported by a lift in WIB markets income from a strong performance in fixed income and FX sales
Expenses	↑ 4%	• Increased expenses reflects investments in the business, including the continued build of capabilities in Asia and meeting regulatory requirements
Impairment benefit	↓ 51%	• Impairment benefit $22m (2H14: $45m) as write-backs continued to exceed new IAPs

111 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Institutional Bank

Customer revenue supported by lift in customer activity across the business

- Customer revenue[1] up 1% supported by
  - Strong customer flow in FX and Fixed Income businesses
    - Increased market volatility in core currencies contributed to a rise in customer hedging activity
    - Maintained No. 1 position in core AUD and NZD FX markets[2]
    - Fixed income sales, mainly interest rate hedging products, benefited from a number of large transactions, including infrastructure deals
    - Lower fixed rates also supported a lift in customer interest rate hedging
  - Lending revenue in line with 2H14
    - Net loans up 6%, mainly in infrastructure and natural resources
    - Successful integration of Lloyds business, with asset finance revenue up 10%
    - Lower trade finance revenue as contract values declined in line with the fall in commodity prices
    - Net interest margin pressure offsetting growth as competition for assets remains strong
  - Deposit revenue lower reflecting lower deposit balances and margin pressure

Lift in customer revenue


Customer revenue[1] ($m)
1,227
1,296
1
(7)
16
1,306
Up 6%
Up 1%
1H14
2H14
Lending
Deposits
Sales and fees
1H15

Lift in Financial Markets customer sales


Financial Markets customer sales revenue ($m)
1H14
2H14
1H15
176
184
203
Up 10%
95
104
114
Up 10%
FX
Fixed Income

Lift in customer lending


WIB net loans ($bn)
64.0
66.2
3.4
0.3
0.1
0.1
70.1
Up 6%
1H14
2H14
Corporate & Institutional lending
Securitisation & Asset Finance
Trade Finance
Other[3]
1H15

Leveraging new capabilities in asset finance


Operating lease avg balances ($m)
66
80
131
1H14
2H14
1H15
Financing lease avg balances ($bn)
2.8
2.9
3.3
1H14
2H14
1H15

1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading, derivative adjustments and Hastings. 2 Source: Euromoney FX Poll 2014, Number 1 Australian Bank for FX, Globally. Measure of market share from 14,050 FX industry votes. 3 Other includes overdrafts and provisions.

112 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Institutional Bank

Delivering for customers in key growth sectors

WIB/Australian retail and business banking partnership

- Partnership revenue up 2%
- WIB's financial market activity with retail and business banking customers has continued to grow
  - Active customers up 27%
  - Revenue up 9% for FX products to retail and business banking customers
- Lift in customer activity due to market volatility, resulting in hedging of the lower Australian dollar and customers locking in fixed interest rates at current lows
- Investment in digital capability delivering
  - Over 80% of financial markets transactions with retail and business banking customers executed online
- Revenue from global currency card more than doubled on 1H14
- Westpac customers can now apply for a global currency card online in just 30 seconds global currency card

Infrastructure



- Revenue up 40%
- 3 major transactions successfully closed in 1H15, with a total enterprise value of approximately $7.7bn and a strong pipeline of opportunity
- Hastings continues to deliver positive results with revenue up 20%. Hastings is one of the longest running dedicated infrastructure specialists globally, with a strong track record

Superannuation



- Revenue in line with 2H14
- More than 41,000 employers in Australia now using Westpac's clearing house and gateway – up 39% in 1H15
- More than 50% of prudentially-regulated funds use Westpac's solution, including key industry funds

China and broader Asian Region

- Increasing levels of customer activity
  - Welcomed 500th new corporate & institutional customer in February 2015
  - Connecting Asian Corporates into Australia across multiple products – Financing, Bond Issuance, Remittance, FX & Interest Rate Swaps
  - Continued focus on Greater China with 57% of new financing drawdowns originating from China
- Revenue lower, mainly due to lower trade finance revenue as contract values decline in line with commodity prices
- Building capabilities
  - Opened Shanghai Free Trade Zone Sub-Branch – completed first customer transaction on the day of opening
  - Implemented newly automated payment system across Singapore, Hong Kong and India offering significantly faster end-to-end processing for customers

113 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Institutional Bank

Innovative solutions and new capabilities to support WIB customers

Maintained focus on delivering for customers

- 80% of WIB revenue from customer business[1]
- Supported by 11 years as No.1 lead domestic transactional bank[2] and strength of customer relationships
- Continue to focus on partnering with customers and delivering innovative solutions

1H15 revenue composition[3] (%)


10
3
7
80
Customer
Market risk
Hastings
Other

Reinventing the customer experience

- Improvements to customer onboarding – up to 80% reduction in time to onboard new customers in key sectors
- Customer collaboration and co-design to develop big data solutions
- Implemented bulk customer onboarding for merchant acquiring significantly reducing time to establish new multiple merchant terminals for customers
- Tailoring solutions to automate end-of-day reconciliations for merchants for key multinational customer
- Improving customer experience by delivering automated solution for exception and escalation processes
- Introduced paperless statements providing customers with greater flexibility and increasing efficiency

Solutions and capabilities for customers – 1H15 highlights

Corporate Mobile & Corporate Online



- Customers are accessing Corporate Online features from their smart devices. To date, 13,500 customers have downloaded the Corporate Mobile app, an increase of 35%
- Delivered single sign-on for Quickservice

Foundation bank for Sydney RMB Hub



- A foundation bank for Australasia's first RMB Hub in Sydney supporting the internationalisation of the Chinese currency

Launched QuickRec to key customers

- Provides additional payables and receivables information to enhance customer bank statements, including aggregating data from multiple accounts into a single report
- Information provided via a secure online portal or direct customer connection, and tailored to customer needs

Mobile PayWay



- Growing between 30-50 new customers per month
- Rolled out to over 150 public schools in S.A.

1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading, derivative adjustments and Hastings. 2 Peter Lee Associates Large Corporate and Institutional Transactional Banking Survey Australia. Quantitative measure from 576 votes in 2014. Westpac ranks No.1 for citations as a 'lead' domestic transactional bank 2004-2014. 3 Excludes a charge for $122m from methodology changes to derivative valuations.

114 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Risk management continues to be a competitive advantage 115 • WIB continues to benefit from its strong risk management disciplines, recording impairment benefits in the last five halves • Impairment benefit of $22m was lower compared to 2H14 ($45m). Writebacks and recoveries have reduced as the volume of stressed assets has declined, however they continue to offset new IAPs • The level of stress in the portfolio remains very low, down a further 21bps to 68bps • The current level of stress remains well below the long term average of approximately 2% • Impaired assets to TCE down 11bps to 12bps Stressed exposures as a % of TCE Impairments: (charges) / benefits ($m) (186) (100) (69) (15) (37) 104 98 93 58 54 125 48 66 2 5 43 46 90 45 22 1H13 2H13 1H14 2H14 1H15 1H13 2H13 1H14 2H14 1H15 1H13 2H13 1H14 2H14 1H15 1H13 2H13 1H14 2H14 1H15 0.1 0.2 0.7 0.9 0.7 0.7 0.6 0.6 0.4 0.3 0.2 0.1 0.7 0.8 3.6 3.5 1.8 1.5 1.4 1.0 0.7 0.7 0.7 0.6 0.8 1.0 4.3 4.6 2.6 2.3 2.1 1.6 1.2 1.0 0.9 0.7 FY07 FY08 FY09 FY10 FY11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 Impaired 90+ days past due not impaired Watchlist & substandard New IAPs Write-backs and recoveries Change in CAP Total impairment benefit

Westpac Institutional Bank

Institutional market leadership
11 years as Number 1 Lead Domestic Transactional Bank[1]

Global Transactional Services.

No.1 Lead Transactional Bank in Australia 2014[2]

No.1 Relationship Strength Index (All domestic relationships)[2]

No.1 Overall Satisfaction (All domestic relationships)[2]

Financial Markets.

No.1 Australian Bank for FX, Globally[3]

No.1 Australian Bank for FX Quantitative Research in Australasia[4]

No.1 Australian FX Bank for Client Service in the Asian and Australasian Timezone and Geography[5]

No.1 Overall FX Relationship Strength Index[6]

No.1 Debt House in Australia[7]

No.1 Domestic Bank of Choice in the Fixed Income Markets[8]

No.1 Research and Analysis on Structured Finance[9]

Relationship.

No.2 Lead Relationship Bank in Australia[10]

No.2 Relationship Strength Index[10]

No.2 Overall Satisfaction with Products and Services[10]

Insight.

No.1 Most Useful Analysis of the Australian Economy[11]

No.1 Most Useful Interest Rate Forecasts and Trend Analysis[11]

1 Peter Lee Associates Large Corporate and Institutional Transactional Banking Survey Australia. Quantitative measure from 576 votes in 2014. Westpac ranks No.1 for citations as a 'lead' domestic transactional bank 2004-2014. 2 Peter Lee Associates Large Corporate and Institutional Transactional Banking Survey Australia. Rank vs. Top 4. Quantitative measure from 576 votes in 2014. 3 Euromoney FX Poll 2014. Measure of market share from 14,050 FX industry votes. 4 Euromoney FX Poll 2014. Quantitative measure of market share vs. global competitors from 308 FX industry votes. 5 Euromoney FX Poll 2014, Asian Timezone. Measure of client service from 5,405 FX service user votes. 6 Peter Lee Associates Foreign Exchange Survey Australia 2014. Quantitative measure from 307 corporate and financial institution respondents. Rank vs. Top 4. 7 Euromoney Awards for Excellence 2014. 8 Peter Lee Associates Debt Securities Investors Australia Survey 2014. Rank vs. top 4 major domestic banks. Based upon the most active investors in each type of security. Based upon Westpac achieving a no.1 ranking amongst the four major domestic banks for estimated market share across Corporate Bonds, Asset Backed Securities, CPI Linked Securities and CPI Linked Derivatives, a No.1 ranking for Relationship Strength amongst the four major domestic banks across Commonwealth Treasury and Semi Government Bonds and Asset Backed Securities. 9 KangaNews fixed income research poll 2014. Votes by more than 60 Australian-based institutional fixed income investors only. 10 Peter Lee Associates Large Corporate and Institutional Banking Survey Australia 2014. Rank vs Top 4 from 570 respondents. 11 Peter Lee Associates Interest Rate Derivatives Survey, Australia 2014. Quantitative measure from 188 corporate respondents. Rank vs. Top 4.

116 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

New Zealand

NZ delivers a solid performance across return, growth, productivity and strength

Cash earnings movement (NZ$m)


432
26
1
(5)
(18)
(4)
432
23
5
(10)
(9)
0
441
Flat
Up 2%
1H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H15

Key financial metrics

	1H14	2H14	1H15		Change on 2H14
Revenue (NZ$m)	1,022	1,049	**1,077**	↑	3%
Margins (%)	2.28	2.27	**2.29**	↑	2bps
Expense to income (%)	41.3	40.7	**40.6**	↓	13bps
Customer deposit to loan ratio (%)	76.6	76.5	**77.3**	↑	86bps
ROTE (%)	21.2	20.9	**22.8**	↑	190bps

Key financial metrics 1H15 - 2H14 (NZ$m)

Cash earnings	↑	2%	• Cash earnings of $441m up $9m
Core earnings	↑	3%	• Up $18m to $640m driven by 3% increase in revenue
Net interest income	↑	3%	• Up $23m to $832m • Lending up 3% with mortgages up 3% and business lending up 4%, including agriculture lending above system[1] • Deposits up 4% fully funding lending growth
Net interest margin	↑	2bps	• Deposit spreads improved driven by active rate management and portfolio optimisation • A reduction in wholesale funding costs • Asset spreads declined mainly reflecting continued intense competition, particularly in fixed housing
Non-interest income	↑	2%	• Increased revenue driven by wealth income and higher institutional income • Insurance performance maintained with premium growth offset by higher claims coming off a low level of claims in 2H14
Expenses	↑	2%	• Increase driven by annual salary increases • Partially offset by investment in strategic initiatives delivering productivity savings
Impairment charges	↑	41%	• Impairments up $9m to $31m with a rise in stressed assets off a low base • Asset quality maintained with 90+ days mortgage delinquencies a low 25bps

1 RBNZ March 2015.

117 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

New Zealand

Investment delivering improvement in key operating metrics and enhancing the customer experience

Everyday banking, changing how customers bank


Number of deposits via Smart ATM's ('000)
880
946
1,066
Up 13%
1H14
2H14
1H15


Number of deposits via branches ('000)
2,646
2,402
2,135
Down 11%
1H14
2H14
1H15

- Providing enhanced flexibility with 24/7 capability for customers' everyday banking needs
- Further expanded the fleet of Smart ATM's (up 8%) to 143
- Deposits via Smart ATM's up 13%
  - 33% of all physical deposits now processed via this channel
  - Over 1 in 3 Smart ATM deposits are conducted outside normal business hours
- Branch deposits have fallen 11%

Digital capability enhancing customer experience


Online banking NPS1
38%
41%
46%
Up 5ppt
1H14
2H14
1H15


Digital applications ($m)
284
280
297
Up 5%
1H14
2H14
1H15

- Enhanced digital application capabilities is supporting an improved customer experience with online banking NPS[1] up 5ppt to 46%
- Number of digital applications rose 19%. Value now $297m (up 5%)
- Broker originated applications have been streamlined with a new app that digitally captures customer information and completes the application

Key performance metrics

	1H14	2H14	1H15		Change on 2H14
Customers (#m)	1.32	1.31	**1.32**	✔	1%
Active digital customers (#'000)	647	661	**679**	✔	3%
Digital applications ($m)	282	284	**297**	✔	5%
Digital log-ins (#m)	53	59	**64**	✔	8%
Total branches	197	193	**190**		(2%)
Smart ATMs % of ATM network	19	21	**23**	✔	2ppts
Deposits through Smart ATMs (#'000)	880	946	**1,066**	✔	13%
Customers with a wealth product[2] (%)	26.4	27.3	**28.0**	✔	69bps
FUM (NZ$bn)	4.9	5.5	**6.0**	✔	9%
FUA (NZ$bn)	1.5	1.7	**1.9**	✔	12%
Women in leadership (%)	43	44	**45**	✔	1ppt

1 Refer slide 144 for NPS definition. 2 Refer slide 145 for metric definition.

118 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

New Zealand

Delivering on digital leadership and leveraging partnerships

New internet banking platform

one
You can bank on one.

- Launched Westpac One, a new internet and mobile banking platform providing customers more functionality and a consistent experience across all devices
- Over 500,000 customers migrated to date. As a result of the new platform digital applications are
  - Up 52% on average across cards, personal loans and home lending
  - 40% of total applications are now made online
  - 88% are being conditionally approved instantly online
- 11.8 million log-ins per month, up 17% in the first month after launch

Partnerships providing value for customers



Welcome Aboard

- Announced a partnership with Air New Zealand to offer Airpoints rewards, New Zealand's most popular loyalty rewards programme with over 1.4m New Zealanders participating. Will provide customers greater choice and more value on their credit card and mortgage products
- Over 25,000 applications received to date via an online portal which has delivered straight-through approval of over 70% of all applications
- New Airpoints cards sent to customers from 1 May 2015. Capability to select PIN numbers online has been launched

Recognition for digital leadership continues

- Best Bank in New Zealand (Global Finance)[1]
- Best Retail Bank of the Year (New Zealand) (Asian Banker awards)[2]
- Best Online Bank in New Zealand (Canstar)[3]

Innovation via partnerships



- Continuing to deliver digital innovation in partnership with Mastercard with the launch of Pay Tag (a mobile sticker). Converting a phone into a contactless payment device enabling customers to make fast, secure payments of up to $80 by holding their device up to contactless terminals

1 Global Finance World's Best Banks in Developed Markets Award 2015 March 2015. 2 The Asian Banker Excellence in Retail Financial Services Awards 2015 March 2015. 3 Canstar Online Banking NZ Awards April 2015.

119 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Delivering returns through growth and productivity whilst optimising the balance sheet 120 42.6 40.7 41.3 40.7 40.6 1H13 2H13 1H14 2H14 1H15 2.34 2.32 2.28 2.27 2.29 1H13 2H13 1H14 2H14 1H15 75.2 75.7 76.6 76.5 77.3 1H13 2H13 1H14 2H14 1H15 368 400 432 432 441 1H13 2H13 1H14 2H14 1H15 580 602 600 622 640 1H13 2H13 1H14 2H14 1H15 1.3 1.4 1.5 1.7 1.9 4.1 4.4 4.9 5.5 6.0 1H13 2H13 1H14 2H14 1H15 FUA FUM Cash earnings (NZ$m) Core earnings (NZ$m) Net interest margin (%) Expense to Income ratio (%) FUM and FUA (NZ$bn) Deposit to loan ratio (%) New Zealand

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Mortgage portfolio quality remains strong 121 43% 17% 23% 12% 3% 2% 0<=60 60<=70 70<=80 80<=90 90<=95 95+ 83% of mortgage portfolio less than 80% LVR 0.25 0.0 0.5 1.0 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 • Mortgage portfolio NZ$40.7bn, up 3% • The proportion of fixed rate mortgages remains at 73%, as the outlook for cash rate rises has been delayed to late 2016 • Loan origination through proprietary channels remained steady at 74% • Well secured portfolio, with 83% of the portfolio having LVR of 80% or less • Mortgage 90+ days delinquencies remains low at 25bps up 4bps from low 21 bps in 2H14, reflecting seasonal increases • Westpac New Zealand uses a servicing assessment approach to assess capacity to repay mortgages. This includes an adequate surplus test and discounts to certain forms of non-salary income. Also included is an interest rate buffer which in the current interest rate environment is in the range of 2% higher than the standard lending rate 0.05 0.00 0.05 0.10 0.15 0.20 0.25 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 1 LVR based on current loan balance and current assessment of property value. Portfolio highlights New Zealand mortgage portfolio by region (%) New Zealand mortgage portfolio LVR1 (%) of portfolio Mortgage 90+ days delinquencies (%) Mortgage loss rates each half (%) New Zealand 43 9 8 40 Auckland Wellington Christchurch Rest of New Zealand

Stable asset quality with a small increase in business stressed assets

New Zealand

- Total business stressed exposures as a % of business TCE is at 3.56%, up 30bps (down 20bps on 1H14)
- Business impaired exposures increased to 1.07% of business TCE, up 14bps mostly due to the movement of one single name exposure
- Watchlist and substandard exposures were relatively stable at 2.32%, up 2bps
- Impairment charges increased NZ$9m. The higher CAP charge reflects seasonal delinquency patterns, and is offset by lower IAP charges
- Overall, asset quality remains stable with credit quality metrics remaining relatively low

Movement in impairment charges (NZ$m)



4
22
33
15
(37)
(2)
31
Up $9m
1H14
2H14
CAP changes & other
Writeback + recoveries
New IAPS
Write- Offs
1H15

Business stressed exposures as a % of New Zealand business TCE



Impaired
90+ days past due not impaired
Watchlist & substandard
5.0
4.7
0.0
0.3
7.7
7.1
0.1
0.5
16.2
14.4
0.4
1.4
15.6
12.8
0.2
2.6
13.2
9.6
0.3
3.4
6.8
4.4
0.2
2.2
6.1
4.1
0.1
1.9
4.9
3.2
0.2
1.5
3.8
2.9
0.1
0.8
3.3
2.3
0.0
0.9
3.6
2.3
0.2
1.1
FY07
FY08
FY09
FY10
FY11
FY12[1]
1H13
2H13
1H14
2H14
1H15
18.4
24.2
6.8
11.2
16.2
23.1
Property
Manufacturing
Agriculture, forestry & fishing
Wholesale trade
Mining
Other

1 Large reduction in stressed exposures from FY11 to FY12 due primarily to transfer of WIB assets during 1H12.

122 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Pacific
solid earnings contribution, up 4%

Cash earnings movement ($m)



65
flat
(22)
5
3
6
57
13
(9)
(5)
4
(1)
59
Down 12%
Up 4%
1H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H14
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H15

Movement 1H15 – 2H14

Cash earnings	↑	4%	• Strong net interest income performance, partly offset by the impact of FX controls introduced in PNG in July 2014 • Translation impacts from movements between the A$ and local currencies increased cash earnings by $4m
Net interest income	↑	19%	• Good growth in both assets and liabilities, in particular in Fiji. Higher yields on government securities portfolio. Benefit of currency translation. Net interest margin up 18bps
Non-interest income	↓	14%	• Mainly due to lower FX sales income from the impact of foreign exchange controls in PNG
Expenses	↑	11%	• Increase reflects annual salary reviews and government mandated superannuation increases in Fiji
Impairment charges	↓	$4m	• Impairments provided a $1m benefit

Pacific Highlights



- Papua New Guinea (PNG) and Fiji grew their customer base by 71,000 (18%) on prior year through expansion of the 'Everywhere Banking' program. The program saw over 7,100 people participate in financial literacy courses hosted by Westpac
- The successful launch of mobile banking in PNG saw 27,600 customer registrations since inception. Customers now have a convenient way to transfer funds, check balances and top up via their mobiles without stepping into a branch

Sale of operations in five Pacific Island Nations

- In January 2015, Westpac entered into an agreement to sell its banking operations in Samoa, Cook Islands, Solomon Islands, Vanuatu and Tonga to the Bank of South Pacific Limited (BSP) for A$125m
- Westpac will retain its operations in Fiji and PNG
- Completion of the sale is expected to occur in Second Half 2015 and is subject to the parties obtaining necessary statutory, regulatory and third party approvals
- Decision reflects desire to increase focus on growth plans in the larger markets of PNG and Fiji. These markets are closely tied to Asia, Australia and New Zealand with strong flows of capital, trade, and migration between these regions

Contribution of Pacific businesses to be sold	
Cash earnings[1]	A$8m
Assets	A$0.7b
Liabilities	A$0.6b

1. Full year impact in FY14

123 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results Economics

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australian and New Zealand economic forecasts 125 Key economic indicators1 (%) as at April 2015 Calendar year 2013 2014f 2015f 2016f World GDP 3.3 3.2 3.5 4.1 Australia GDP 2.1 2.7 2.2 3.0 Private consumption 2.0 2.8 2.4 3.2 Business investment2,3 -8.0 -4.3 -7.4 -1.2 Unemployment – end period 5.8 6.2 6.7 6.3 CPI headline – year end 2.7 1.7 2.3 2.5 Interest rates – cash rate 2.5 2.5 2.0 2.0 Credit growth, Total – year end 3.8 5.9 5.3 6.0 Credit growth, Housing – year end 5.4 7.1 7.4 6.6 Credit growth, Business – year end 1.6 4.8 2.3 5.6 New Zealand GDP 2.3 3.3 3.0 3.4 Unemployment – end period 6.1 5.7 5.2 4.9 Consumer prices 1.6 0.8 0.3 1.7 Interest rates – official cash rate 2.5 3.5 3.5 4.0 Credit growth – Total 4.2 4.5 5.1 5.5 Credit growth – Housing 5.2 5.1 5.2 5.9 Credit growth – Business 2.2 3.8 4.3 4.4 1 Source: Westpac Economics. 2 GDP and component forecasts updated following the release of quarterly national accounts. 3 Business investment adjusted to exclude the effect of private sector purchases of public assets. ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australia remains well-placed relative to developed economies 126 Australia’s economy: diversified and flexible Real GDP growth (%) 8.4 8.6 11.5 2.6 8.4 10.3 12.7 11.1 3.2 5.6 11.9 5.7 Manufacturing Construction Mining Rural Utilities & transport Wholesale & retail Property, business services Finance Communications Household services Education & health Government -8 -6 -4 -2 0 2 4 6 8 Dec-98 Dec-02 Dec-06 Dec-10 Dec-14 Australia UK Canada US Euro Net public debt levels as a % of GDP 2013 Sources: OECD, Westpac Economics. Sources: IMF, Westpac Economics. Sources: ABS, Westpac Economics. 1 Excludes ownership of dwellings and taxes less subsidies. Sector contribution to GDP (%)1 % growth, year-ended Australian economic growth and external shocks -2 0 2 4 6 8 -2 0 2 4 6 8 Dec-86 Dec-90 Dec-94 Dec-98 Dec-02 Dec-06 Dec-10 Dec-14 GDP %yr GDP %yr Global recession, but home grown property bust Asian Crisis, ~ 60% of export markets in recession Tech Wreck, ~ 90% of export markets in recession GFC, ~ 70% of export markets in recession € shock Sources: ABS, Westpac Economics. 13.5 26.0 38.5 55.7 60.4 81.3 83.1 87.6 110.7 Aus NZ Canada Germany Spain US UK France Italy ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australia’s economic transition from mining to non-mining Sources: ABS, Westpac Economics. Investment: share of Australian economy (% of GDP) Iron ore cash cost curve (total supply free-on-board) 0 5 10 15 Dec-90 Dec-94 Dec-98 Dec-02 Dec-06 Dec-10 Dec-14 mining, CAPEX housing investment business investment (ex mining) Sources: AME, Westpac Economics F’casts end 2015 Sources: ABS, Westpac Economics. % of GDP Australian growth mix: contributions to GDP growth (%) -2 -1 0 1 2 3 4 -2 -1 0 1 2 3 4 consumer housing inv. mining inv. business inv. govt demand net exports GDP ppts 2012 2013 2014e 2015f 2016f ann% avg 10yrs to 2007 0 50 100 0 50 100 0 450 900 1350 1800 USD/t USD/t Brazil Australia China others current MB $48/t cfr Cumulative export supply, mt ECONOMICS 127

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australian state economies shift in growth with NSW the pace setter 128 Business investment by state ($bn) Domestic demand (% ann) Gross State Product 2013/14 (%) Population (# m) • Domestic demand growth is shifting from the mining states of WA and Qld, to NSW and, to a lesser extent, Victoria – 1 in 3 Australians live in NSW, with a similar number spread across WA and Qld, some 25% are in Victoria, and 12% reside in the smaller states and territories • The downturn in mining investment and in global commodity prices is being particularly hard felt in WA and Qld, with per capita consumer spending growth now quite weak • In Victoria, structural change associated with the recent high level of the Australian dollar has been a significant headwind, with a number of large manufacturers announcing their intended exit from the Australian market • In contrast, the NSW economy, held back by the high interest rates prevailing during the mining boom, has responded strongly to record low rates. Home building is in a catch-up phase and consumer spending growth is above trend, supported by strong gains in population, house prices and wage incomes • The exchange rate plays a key role in adjusting to swings in global commodity prices and in facilitating a rebalancing of growth between the mining and non-mining sectors of the economy 0.9 -3.7 0.7 0.3 0.5 1.4 1.8 -3.4 -1.7 1.2 1.5 1.7 2.8 3.8 Qld WA Aus Tas SA Vic NSW Dec-13 yr Dec-14 yr Sources: ABS, Westpac Economics 0 5 10 15 20 25 Dec-00 Dec-08 NSW + Vic WA + Qld Construction 0 5 10 15 20 25 Dec-00 Dec-08 NSW + Vic WA + Qld Equipment ’03/04 to ’07/08 Sources: ABS, Westpac Economics 7.5 5.8 4.7 2.6 1.7 0.5 0.4 0.2 NSW Vic Qld WA SA Tas ACT NT Australia: 23.5 million Jun 2014 31 22 19 16 6 2 0 10 20 30 40 NSW Vic Qld WA SA Tas % of Australian GDP Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australian labour market 129 Australia: employment by sector (annual change, ’000) Sources: ABS, Westpac Economics. 1 The group of industries collectively called the household services sector includes those industries that provide services primarily to households, including health, education, hospitality, accommodation, food services and art and recreation. Sources: OECD, Westpac Economics. 0 2 4 6 8 10 12 14 Feb-99 Feb-03 Feb-07 Feb-11 Feb-15 Australia Canada UK US Euro % Personal bankruptcies vs company insolvencies (%) Unemployment rates (%) Sources: ASIC, ITSA, ABS, Westpac Economics. 0.0 1.0 2.0 3.0 4.0 Feb-01 Feb-02 Feb-03 Feb-04 Feb-05 Feb-06 Feb-07 Feb-08 Feb-09 Feb-10 Feb-11 Feb-12 Feb-13 Feb-14 Feb-15 0.0 0.4 0.8 1.2 1.6% % Company insolvencies (rhs) Personal bankruptcies (lhs) *seasonally adjusted by Westpac; bankruptcies shown as per 1000 people, insolvencies shown as per employing businesses -120 -80 -40 0 40 80 120 160 200 Mining Manufacturing Utilities Government Health & education Agriculture Wholesale & transp. Retail Finance & real estate Construction Leisure & hospitality Business services change in employment 4Q13 - 1Q14 4Q14 - 1Q15 ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australia’s population growth 130 Population growth (%) -0.5 0.0 0.5 1.0 1.5 2.0 -0.5 0.0 0.5 1.0 1.5 2.0 Germany Hungary Poland Greece Japan Netherlands China France Italy UK Sweden US Canada New Zealand Spain India Indonesia Australia % % *average 2005-10 world • Australia’s population is just over 23 million and growing at a comparatively rapid pace . Population growth was 1.8% in 2013, a touch above Australia’s long run average pace of 1.4% and well above world population growth of 1.2% . Much stronger than that seen in most advanced economies, many of which are seeing static or even declining populations . Also strong compared to population growth seen in many emerging economies • The growth of Australia's population has two main components – natural increase (the number of births minus the number of deaths) and net overseas migration . Natural increase and net overseas migration contributed 40% and 60% respectively to total population growth in the 12 months to March 2013 • Australia is very much a migrant country . Approximately one-third of the population born overseas . Overall, the proportion of overseas-born residents from European countries of birth is declining, while the proportion of migrants coming from Asia is increasing Sources: UN, Westpac ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Interest rates to remain low AUD high relative to fundamentals 131 Sources: RBA, OECD, Westpac Economics. 0 1 2 3 4 5 6 7 8 Mar-08 Mar-09 Mar-10 Mar-11 Mar-12 Mar-13 Mar-14 Mar-15 Australia UK Canada US Euro Major countries’ policy rates (%) 0.40 0.50 0.60 0.70 0.80 0.90 1.00 1.10 1.20 0.40 0.50 0.60 0.70 0.80 0.90 1.00 1.10 1.20 Mar-92 Mar-96 Mar-00 Mar-04 Mar-08 Mar-12 Mar-16 Fair value band AUD/USD actual & forecast Australian dollar (AUD/USD) • We see scope for the Reserve Bank to lower interest rates further, expecting rates to decline from 2.25% to 2.00% in 2Q15 • The economy has been hit by a negative income shock since mid 2014, with commodity prices falling sharply, particularly iron ore as global supply expands and China navigates a soft spot • Price pressures are expected to remain benign with core CPI inflation forecast to be 2.3% in 2015 and wages growth subdued. Labour markets are only expected to improve slowly • The Australian dollar has not fully adjusted to the sharp fall in commodity prices since mid 2014. The currency remains above ‘fair value’ based on long run fundamentals • Commodity prices have fallen by around 32% since mid 2014, while the AUD has depreciated by 18% against the USD and by only 12% on a TWI basis over the same period • The AUD is expected to decline further to US72¢ by the end of 2015, holding around that level through much of 2016 Sources: RBA, Westpac Economics. latest: 78 F’casts USD USD Includes WCFI+BI commodities index, 2 year swap spread, and NFD to GDP. % ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Credit growth picking up at a modest pace 132 Sources: Westpac MI, NAB, Westpac Economics. -40 -30 -20 -10 0 10 20 30 60 70 80 90 100 110 120 130 Mar-03 Mar-07 Mar-11 Mar-15 Consumer (lhs) Business * (rhs) monthly * rebased to avg 0 Business confidence and consumer confidence (net balance) -10 -5 0 5 10 15 20 25 (10) (5) 5 10 15 20 25 Mar-95 Mar-99 Mar-03 Mar-07 Mar-11 Mar-15 Housing Total credit Business Forecasts end 2015 Australian private sector credit growth (% ann) • Confidence remains relatively subdued • After a weak 2014, consumer sentiment responded positively to the RBA’s February rate cut but has since drifted lower again and remains in pessimistic territory • Job loss fears and concerns around a Budget tightening by the Federal Government have been the main factors weighing on sentiment • Business confidence was more resilient for a time but has slipped back in recent months • Credit growth increased to over 5.5% during 2014, as both housing and business responded to declining interest rates • A potential loss of momentum in business credit, following the recent dip in confidence, could see the 2015 year be one of consolidation ahead of an improvement in 2016, supported by record low interest rates, investors continuing to move in to the housing market, and an improved international environment Sources: RBA, Westpac Economics. % annual % annual ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australian commercial property market 133 0 5 10 15 20 25 30 35 Jan-90 Jan-95 Jan-00 Jan-05 Jan-10 Jan-15 Brisbane CBD Perth CBD Sydney CBD Melbourne CBD Source: PCA OMR 1/2015 Total vacancy rates in capital cities (%) Australian commercial investment sales over $5 million ($’000) 0 5 10 15 20 25 30 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 NSW Vic Qld SA WA ACT Recent sector activity largely in NSW and Vic Source: CBRE research Source: CBRE, RBA, Westpac Economics -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% Dec-94 Dec-95 Dec-96 Dec-97 Dec-98 Dec-99 Dec-00 Dec-01 Dec-02 Dec-03 Dec-04 Dec-05 Dec-06 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 Prime Office Prime Industrial Prime Retail Average premium since 2000 Prime Office = 2.52%; Prime Industrial = 3.31%; Prime Retail = 2.01% Premium property prime yields over 10 year bond rate (%) -2.5% -1.5% -0.5% 0.5% 1.5% 2.5% Sydney CBD Melbourne CBD Canberra Adelaide CBD Brisbane CBD Gold Coast Sunshine Coast Perth CBD West Perth Change in occupied space Net supply Net changes over second half 2014 Factors driving vacancy change (%) Source: PCA OMR 2/2015 ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack China growth remains a positive for Australia 134 • As a $US7 trillion economy, China grew at 10%. As a $US10 trillion economy, Westpac expects China to grow at 7.1% • Represents an equivalent incremental contribution to global growth, at higher levels of energy, protein, metal and consumer goods demand per head • Were China to slow immediately to a 5% pace (a big downside shock that we do not envisage), it would still double its 2012 size by 2025 • Chinese authorities have shown a clear commitment to maintaining growth above 7% but will be less tolerant of strong credit driven expansions – the double digit growth rates that have featured regularly over the past 20 years are now unlikely to occur • Australia will continue to benefit as Chinese households progressively expand their living standards and their consumption basket Source: Westpac Economics. Real GDP % ann 2012 2013 2014f 2015f 2016f China 7.7 7.7 7.4 7.1 7.3 Chinese real GDP increments: 4 scenarios (% of 2012 GDP) 0 5 10 15 20 25 30 35 0 5 10 15 20 25 30 35 1993 1998 2003 2008 2013 2018 2023 2028 % of 2012 GDP % of 2012 GDP 8% CAGR History & 7% CAGR 6% CAGR 5% CAGR 0 50 100 150 200 250 300 350 400 450 1 6 11 16 21 26 31 36 41 46 51 index years Korea China Japan Taiwan Malaysia Hong Kong Thailand Sources: GGDC, Westpac Economics. Middle income is defined as 20% of contemporaneous US per capita GDP in PPP terms Per capita growth from middle income stage ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australian housing market sound fundamentals 135 Sources: REIA, Westpac Economics. 210 226 187 236 196 300 365 77 98 114 125 136 125 125 1950s 1960s 1970s 1980s 1990s 2000s last 4 years population dwelling stock* * net of demolitions – implied by Census data; Westpac estimates 2.6 1.7 2.9 0 1 2 3 4 5 6 7 Dec-84 Dec-89 Dec-94 Dec-99 Dec-04 Dec-09 Dec-14 Australia Sydney Melbourne investor housing boom • Australian housing market continues to face a significant structural undersupply • Persistently low level of new building over the last decade has combined with a strong migration-led burst in population growth over the last 15yrs • Australia’s annual population increase has lifted from around 200,000 a year in recent decades to over 350,000 in the last 4 years. Construction has been adding about 125,000 new dwellings net of demolitions over the same time • More recently, new construction has increased to a relatively high level and is expected to remain elevated in 2015 with net additions tracking around 160,000 dwellings a year • While this may result in pockets of excess dwelling stock, it will only begin to address shortages across the broader market Population versus dwelling stock (annual average change ‘000) Australia’s housing stock deficiency Residential rental vacancy rates (%) Sources: ABS, Westpac Economics. 0 50 100 150 200 250 300 0 50 100 150 200 250 300 Feb-93 Feb-95 Feb-97 Feb-99 Feb-01 Feb-03 Feb-05 Feb-07 Feb-09 Feb-11 Feb-13 Feb-15 '000 '000 indicative accumulated deficiency Aus dwelling approvals (SA annualised) underlying f'casts Sources: ABS, Westpac Economics. % ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Price growth and activity some moderation, wide range of conditions 136 Sources: RP Data-Rismark, ABS, Westpac Economics. Australia: dwelling prices vs labour incomes Sources: ABS, RP Data-Rismark, APM, Residex, Westpac Economics. Sources: ABS, Westpac Economics. • Price growth and activity have moderated somewhat since the start of 2015 but remains robust at around 8% yr nationally • Growth rates continue to vary significantly between capital cities – Sydney up 13.9%yr; average since 2007: 6.0% – Melbourne up 5.6%yr; average since 2007: 4.6% – Brisbane up 3.0%yr, average since 2007: 0.2% – Perth flat over the year, average since 2007: 0.9% • Housing credit growth is currently tracking at 7.4%yr, however new growth is stronger with total credit tempered by high levels of repayment • Repayment-based measures of affordability remain around their long run average levels only partly reflecting low interest rates -20 -10 0 10 20 30 Dec-08 Dec-09 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 % Sydney Melbourne Brisbane Perth * 6mth annualised growth rates, all dwellings, composite of all measures, seasonally adjusted index 40 70 100 130 160 190 220 250 Dec-95 Dec-98 Dec-01 Dec-04 Dec-07 Dec-10 Dec-13 dwelling prices labour income per household labour income per capita Capital city dwelling prices Sources: RBA, Westpac Economics. Housing credit momentum 7.5 6.0 10.3 0 4 8 12 16 20 24 28 32 36 Feb-01 Feb-03 Feb-05 Feb-07 Feb-09 Feb-11 Feb-13 Feb-15 Total Owner-occupier Investor 6mth %change, annualised ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Investment property lending remains buoyant 137 Sources: ABS, Westpac Economics. 0 2 4 6 8 10 12 14 Feb-95 Feb-00 Feb-05 Feb-10 Feb-15 'upgraders', ex-refinancing investor finance first home buyers Investor housing yields vs shares, deposits Housing finance approvals: value of housing finance ($bn/mth) Dwelling turnover Sources: RP Data-Rismark, ABS, FIRB, Westpac Economics Sources: REIA, RBA, Westpac Economics. Sources: ABS, Westpac Economics. 0 20 40 60 80 100 120 140 160 180 200 Dec-94 Dec-98 Dec-02 Dec-06 Dec-10 Dec-14 thousands estimated investor purchases all dwellings units FIRB approvals *quarterly $bn/mth 0 1 2 3 4 5 6 7 8 9 10 Mar-95 Mar-99 Mar-03 Mar-07 Mar-11 Mar-15 %pa rental yield* ASX 200 dividend yield 1yr term deposit *gross yield, median rent on 2bdrm unit as % of median unit price investor boom improved access to finance and CGT changes • Investor housing activity is buoyant, responding to low vacancy rates, solid rental yields, and low interest rates, including low fixed rates that also offer the opportunity to hedge interest rate risk • Gross rental yields are attractive compared to returns on other asset classes, many of which exhibit much greater volatility • New investor loans currently account for almost 40% of the value of total housing loan approvals – while that is high, activity is coming from a relatively low starting point and evidence suggests borrowing and lending decisions are conservative • Total market turnover remains below recent peaks and well below the levels seen in 2002-03, when activity was clearly overheating (high levels of turnover are often associated with increased speculative activity) ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Australian households a cautious approach to household finances 138 Sources: ABS, RBA, Westpac Economics. Australian households: debt to income ratio (%) Household savings rate (% income) -20 30 80 130 180 Dec-77 Dec-82 Dec-87 Dec-92 Dec-97 Dec-02 Dec-07 Dec-12 total (gross) debt total debt net of offset accounts total debt net of deposits* trend since Jun-07 * Westpac estimates prior to 1988 Consumer survey: ‘Wisest place for savings’ Sources: ABS, Westpac Economics. Sources: Melbourne Institute, Westpac Economics. 0 10 20 30 40 50 60 70 0 10 20 30 40 50 60 70 Mar-97 Mar-00 Mar-03 Mar-06 Mar-09 Mar-12 Mar-15% % shares real estate deposits pay down debt 9.0 -3 0 3 6 9 12 15 Dec-90 Dec-94 Dec-98 Dec-02 Dec-06 Dec-10 Dec-14 % income includes funds held in mortgage offset accounts –24pts since peak % Sources: RP Data-Rismark, Residex, Westpac Economics. Housing affordability: all dwellings 10 15 20 25 30 35 40 Mar-79 Mar-84 Mar-89 Mar-94 Mar-99 Mar-04 Mar-09 Mar-14 estimates based on capital cities prior to 1993 % income required to service mortgage of 75% median dwelling, all regions long run avg deteriorate improve 10yr avg if mortgage rate was 1% higher % ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack -3 -2 -1 0 1 2 3 4 5 6 7 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 New Zealand domestic demand to underpin growth 139 New Zealand GDP growth and forecast (%) Earthquake-related construction activity in Christchurch ($bn) Source: Westpac Economics. Source: Statistics NZ, Westpac Economics. 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 2011 2013 2015 2017 2019 2021 2023 Residential Commercial Infrastructure Estimate Forecasts • The economy grew by 3.3% over 2014 - its fastest pace in seven years. Growth is expected to remain strong over 2015 and 2016 • Growth is being support by robust domestic demand. Construction activity is ramping up in Canterbury (associated with the Christchurch earthquake) and more generally. At the same time, household and business spending has been increasing supported by gains in employment, strong population growth, and low borrowing costs • Strength in domestic demand is helping to offset the effects of softness in the prices for some exports and the high exchange rate • Inflation will fall close to zero over 2015 as a result of earlier oil price declines and lingering strength in the NZD • With domestic demand looking robust, the RBNZ is not expected to cut rates, however, weak inflation means the OCR is likely to remain on hold for an extended period • OCR increases are not expected until September 2016 at the earliest Source: ANZ, Westpac Economics. Selected NZ export commodity prices 0 50 100 150 200 250 300 350 400 450 0 50 100 150 200 250 300 350 400 450 1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 index index Meat and wool Dairy Forestry F’cast $bn % Forecasts ECONOMICS

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack -10 0 10 20 30 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 Annual % New Zealand housing market remains firm 140 New Zealand house price inflation (annual %) New Zealand Official Cash Rate (%) Source: RBNZ, Westpac Economics. Source: QV, Westpac Economics. Westpac forecast 0 1 2 3 4 5 6 7 8 9 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 • Housing market activity slowed in 2014 following the introduction of restrictions on high loan-to-value lending. It picked up again in late 2014 as the impact of lending restrictions waned, and volatility associated with the general election passed • Housing demand is being supported by the low fixed mortgage rates • Strong population growth is also boosting housing demand • We expect a 7.5% increase in nationwide house prices this year, up from 4.9% in 2014. Auckland will probably exceed that figure, while the rest of New Zealand (including Christchurch) will be a little more subdued • The RBNZ has been consulting on requirements for banks to set aside more capital if they lend to property investors • This may have only a modest impact on interest rates for investor property, however, it could open the door to further policy changes in the future 0 2 4 6 8 10 12 14 16 18 20 Sep-00 Sep-02 Sep-04 Sep-06 Sep-08 Sep-10 Sep-12 Sep-14 Sep-16 Ann % change Westpac forecast Westpac forecast Source: RBNZ, Westpac Economics. Annual growth in system housing lending (% annual change) % ECONOMICS

Westpac Banking Corporation ABN 33 007 457 141. 2015 Interim Financial Results Appendix & Disclaimer

Appendix 1: Cash earnings adjustments

Cash earnings adjustment	1H14	2H14	1H15	Description
Reported net profit	3,622	3,939	3,609	Reported net profit after tax attributable to owners of Westpac Group
Treasury shares	13	(6)	37	Earnings on certain Westpac Banking Corporation shares held by Westpac in the wealth business are not recognised under AAS. These are added back as these shares support policyholder liabilities and equity derivative transactions, which are re-valued in deriving income
Ineffective hedges	17	29	(1)	The gain/(loss) on qualified hedge ineffectiveness is reversed as the gain/(loss) from fair value movements reverses over time
Fair value gain/(loss) on economic hedges	46	(151)	26	Unrealised profit/losses on economic hedges: FX hedges on future NZ earnings, FX hedges on fees payable on Government-guaranteed debt, accrual accounted term funding transactions and credit spread movements on certain long term debt issuances are reversed as they may create a material timing difference on reported earnings in the current period, which does not affect cash earnings over the life of the hedge
Buyback of government guaranteed debt	(30)	(12)	(1)	The Group has bought back portions of its government guaranteed debt, which reduced the government fees on that debt, currently 70bps. The charge is being amortised over the original term of the debt that was bought back. This has been treated as a cash earnings adjustment as the economic benefit of ceasing to pay the government guarantee fee cannot be recognised
Amortisation of intangible assets	70	77	73	The merger with St.George and the acquisitions of J O Hambro Capital Management and Lloyds resulted in the recognition of identifiable intangible assets. These assets include intangibles related to core deposits, customer relationships, management contracts and distribution relationships. These intangible items are amortised over their useful lives, ranging between 4 and 20 years. The amortisation of intangible assets (excluding capitalised software) is a cash earnings adjustment because it is a non-cash flow item and does not reflect cash distribution available to shareholders
Acquisition transaction and integration expenses	25	26	35	Transaction and integration costs associated with the acquisition of Capital Finance Australia Ltd and BOS International Australia Ltd incurred have been treated as a cash earnings adjustment as they do not impact the earnings expected from the acquired businesses following the integration period
Fair value amortisation of financial instruments	9	8	0	The unwind of the merger accounting adjustments associated with the fair valuing of St.George retail bank loans, deposits, wholesale funding and associated hedges. Given these are not considered in determining dividends they are treated as cash earnings adjustments
Bell litigation provision	0	(54)	0	During 2012, the Group recognised additional provisions in respect of the long running Bell litigation. This was treated as a cash earnings adjustment at the time due to its size, historical nature and because it did not reflect ongoing operations. In the current year, the Bell litigation has been settled and the release of provisions no longer required has also been treated as a cash earnings adjustment
Westpac Bicentennial Foundation grant	0	70	0	The Group provided a grant to establish the Westpac Bicentennial Foundation. The $100 million grant ($70 million after tax) has been treated as a cash earnings adjustment due to its size and because it does not reflect ongoing operations
Prior period tax provisions	0	(70)	0	During 2011, the Group raised provisions in respect of certain tax positions for transactions previously undertaken by the Group. A number of these matters have now been resolved, resulting in a release of the provisions which are no longer required. As the provisions raised were treated as a cash earnings adjustment, the release has been treated in a consistent manner
Total cash earnings	3,772	3,856	3,778	

142 | Westpac Group First Half 2015 Presentation & Investor Discussion Pack

Westpac GROUP

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Appendix 2: Definitions 143 Westpac RBB or WRBB Westpac Retail & Business Banking is responsible for sales and service to consumer, SME, commercial and agribusiness customers (with turnover of up to $100 million) in Australia under the Westpac brand St.George Banking Group or St.George or SGB St.George Banking Group provides sales and service to consumer, SME and corporate customers (businesses with facilities typically up to $150 million) in Australia under the St.George, BankSA, Bank of Melbourne and RAMS brands BTFG BT Financial Group (Australia) is the Group’s wealth management business, including operations under the Advance Asset Management, Ascalon, Asgard, BT Investment Management, Licensee Select, and Securitor brands. Also included are the advice, private banking, and insurance operations of Bank of Melbourne, BankSA, St.George and Westpac. BTFG designs, manufactures and distributes financial products that are designed to help customers achieve their financial goals by administering, managing and protecting their assets WIB Westpac Institutional Bank provides a broad range of financial services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. Operates in Australia, New Zealand, UK, US and Asia Westpac NZ Westpac New Zealand provides a full range of retail and commercial banking and wealth management and insurance products and services to consumer, business, and institutional customers throughout New Zealand. New Zealand operates under the Westpac New Zealand, Westpac Institutional Bank, Westpac Life and BT brands in NZ Westpac Pacific Westpac Pacific provides banking services for retail and business in Fiji, Papua New Guinea, Vanuatu, Cook Islands, Tonga, Solomon Islands and Samoa Group Businesses or GBU Group Businesses provides centralised Group functions, including Treasury and Finance Westpac’s divisions Cash earnings Is a measure of the level of profit that is generated by ongoing operation and is therefore available for distribution to shareholders. Three categories of adjustments are made to reported results to determine cash earnings: material items that key decision makers at Westpac believe do not reflect ongoing operations; items that are not considered when dividends are recommended; and accounting reclassifications that do not impact reported results. For details of these adjustments refer to slide 142 Core earnings Net operating income less operating expenses AIEA Average interest-earning assets Net interest margin Net interest income divided by average interest-earning assets ROTE Return on average tangible equity and is cash earnings divided by average ordinary equity less average goodwill and other intangible assets (excluding capitalised software) Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight Risk Weighted Assets or RWA Assets (both on and off-balance sheet) are risk weighted according to each asset's inherent potential for default and what the likely losses would be in case of default. In the case of non asset based risks (ie market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5 NCI Non-controlling interests Capital ratios As defined by APRA (unless stated otherwise) Internationally comparable Internationally comparable regulatory capital ratios are Westpac’s estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items as identified in the August 2014 Australian Bankers Association’s report titled “International comparability of capital ratios of Australia’s major banks” prepared by Pricewaterhouse Coopers. This report is available at “bankers.asn.au/FSI/Papers-and-Reports/Papersand- Reports” Financial performance Capital

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Appendix 2: Definitions (continued) 144 TCE Total committed exposures Stressed loans Stressed loans are the total of watchlist and substandard, 90 days past due and not impaired and impaired assets Impaired assets Impaired assets can be classified as 1. Non-accrual assets: Exposures with individually assessed impairment provisions held against them, excluding restructured loans 2. Restructured assets: exposures where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer 3. 90 days past due and not impaired: exposures where contractual payments are 90 days or more in arrears and not well secured 4. other assets acquired through security enforcement 5. any other assets where the full collection of interest and principal is in doubt 90 days past due and not impaired A loan facility where payments of interest and/or principal are 90 or more calendar days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and interest is being taken to profit on an accrual basis Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Individually assessed provisions or IAPs Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually significant. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance Collectively assessed provisions or CAPs Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data Key metrics Asset quality Net Promoter Score or NPS Net Promoter Score measures the net likelihood of recommendation to others of the customer’s main financial institution for retail or business banking. Net Promoter ScoreSM is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld For retail banking, using a scale of 1 to 10 (1 means ‘very unlikely’ and 10 means ‘very likely’), the 1-6 raters (detractors) are deducted from the 9-10 raters (promoters) For business banking, using a scale of 0 to 10 (0 means ‘extremely unlikely’ and 10 means ‘extremely likely’), the 0-6 raters (detractors) are deducted from the 9-10 raters (promoters) Consumer NPS Source: Roy Morgan Research, March 2014-2015, 6MMA. Main Financial Institution (as defined by the customer). Consumers aged 14 or over Business NPS Source: DBM Consultants Business Financial Services Monitor, March 2014- 2015, 6MMA. MFI customers, all businesses SME NPS Source: DBM Consultants Business Financial Services Monitor, March 2015, 6MMA. MFI customers, SME businesses. SME businesses are those organisations with annual turnover under $5 million (excluding Agricultural business) Westpac RBB NPS rank The ranking refers to Westpac RBB’s position relative to the other three major Australian banks (CBA, NAB, and ANZ) St.George NPS rank The ranking refers to St.George Banking Group’s position relative to the four major Australian banks (Westpac, CBA, NAB and ANZ) NPS among credit card customers Source: Roy Morgan Research, March 2015, 6MMA. Main Financial Institution (as defined by the customer). Consumers aged 14 or over. Credit Card customers refers to customers who have a credit card with their MFI New Zealand online banking NPS Source: Internal survey "Voice of Customer". March2015, 6MMA. Using a scale of 1 to 10 (1 means ‘very unlikely’ and 10 means ‘very likely’), the 1-6 raters (detractors) are deducted from the 9-10 raters (promoters)

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Appendix 2: Definitions (continued) 145 Key metrics (continued) Leading employer in workplace diversity We were recognised as the leading bank in the 2014 Australian Workforce Equality Index for creating an inclusive workplace culture for lesbian, gay, bisexual, transsexual and intersex employees; as a leading employer of people with disability in the Australian Government’s National Disability Awards; as a leading employer of mature employees by US-based AARP; and we retained our status as an Employer of Choice for Women by the Workplace Gender Equality Agency Liquidity coverage ratio (LCR) LCR is calculated as the percentage ratio of stock of HLQA and CLF over the total net cash outflows in a modelled 30 day defined stressed scenario High quality liquid assets (HQLA) As defined by APRA in Australian Prudential Standard APS210: Liquidity, including RBNZ BS-13 qualifying liquid assets, less RBA open repos funding and end of day exchange settlement accounts Committed liquidity facility (CLF) The RBA makes available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity Credit value adjustment (CVA) CVA adjusts the fair value of over-the-counter derivatives and credit risk. CVA is employed on the majority of derivative positions and reflects the market view of the counterparty credit risk. A debit valuation adjustment (DVA) is employed to adjust for our own credit risk Funding valuation adjustment (FVA) FVA reflects the estimated present value of the future market funding cost or benefit associated with funding uncollateralised derivatives Derivative adjustments In First Half 2015 changes were made to derivative valuation methodologies, which include the first time adoption of the FVA for uncollateralised derivatives. The impact of these changes resulted in a $122 million (pre-tax) charge which reduced non-interest income Key metrics (continued) Customer satisfaction – overall business Source: DBM Consultants Business Financial Services Monitor, March 2013- 2015, 6MMA. MFI customers, all businesses. The Customer Satisfaction score is an average of customer satisfaction ratings of the customer’s main financial institution for business banking on a scale of 0 to 10 (0 means ‘extremely dissatisfied’ and 10 means ‘extremely satisfied’) Customer satisfaction – overall consumer Source: Roy Morgan Research, March 2013-2015, 6MMA. Main Financial Institution (as defined by the customer). Satisfaction ratings are based on the relationship with the financial institution. Customers must have at least a Deposit/Transaction account relationship with the institution and are aged 14 or over. Satisfaction is the percentage of customers who answered ‘Very’ or ‘Fairly satisfied’ with their overall relationship with their MFI NZ customers with wealth products (%) Number of customers who have managed investments or superannuation with Westpac NZ as a proportion of the total active customers in Westpac NZ Retail, Private and Business Bank Australian customers with wealth products metrics provider Data based on Roy Morgan Research, Respondents aged 14+ and 12 month average to March 2015. Wealth penetration is defined as the proportion of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with a Banking Group and also have Managed Investments, Superannuation or Insurance with the same Banking Group WRBB includes Asgard, Bank of Melbourne (until Jul 2011), BT, Bankers Trust, BT Financial Group, Challenge Bank, RAMS (until Dec 2011), Rothschild,Sealcorp and Westpac St.George includes Advance Bank, Asgard, BankSA, Bank of Melbourne (from Aug 2011), Dragondirect, Sealcorp, St.George and RAMS (from Jan 2012) Westpac Group includes Bank of Melbourne, BT, Bankers Trust, BT Financial Group, Challenge Bank, RAMS, Rothschild, Westpac, Advance Bank, Asgard, BankSA, Barclays, Dragondirect, Sealcorp and St.George ‘Peers includes: ANZ Group, CBA Group, NAB Group, WRBB and St.George’ Average products per customer Source: Roy Morgan Research, Respondents aged 18+, 6 month rolling average, March 2015. Products Per Customer (PPC) results are based on the total number of ‘Banking and Finance’ products from the ‘Institution Group’ held by a ‘Retail and Business Banking (RBB)’ customer. The figure is calculated by dividing the total number of Banking and Finance products held by ‘Retail and Business Banking (RBB)’ customers at the Institution Group by its total ‘Retail and Business Banking (RBB)’ number of customers Other

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Investor Relations Team 146 Andrew Bowden Head of Investor Relations +61 2 8253 4008 andrewbowden@westpac.com.au Leigh Short Senior Manager +61 2 8253 1667 lshort@westpac.com.au Equity Investor Relations www.westpac.com.au/investorcentre click on ‘Analysts’ Centre’ • Annual reports • Presentations and webcasts • 5 year financial summary • Prior financial results For further information on Westpac Jacqueline Boddy Director +61 2 8253 3133 jboddy@westpac.com.au Louise Coughlan Director (Rating Agencies) +61 2 8254 0549 lcoughlan@westpac.com.au Debt Investor Relations Retail Shareholder Investor Relations Rebecca Plackett Manager +61 2 8253 6556 rplackett@westpac.com.au or email: investorrelations@westpac.com.au

| Westpac Group First Half 2015 Presentation & Investor Discussion Pack Disclaimer 147 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s 2015 Interim Financial Results (incorporating the requirements of Appendix 4D) for the half year ended 31 March 2015 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to slides 44 for an explanation of cash earnings and Appendix 1 slide 142 for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s Interim Financial Results for the half year ended 31 March 2015 (or Annual Report for year ended 30 September 2014) available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, where as a result of new information, future events or otherwise, after the date of this presentation.